UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

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PEABODY ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)

March 20, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Peabody Energy Corporation, which will be held on Monday, April 29, 2013, at 4:00 P.M., Mountain Time, at Gillette College, Gillette, Wyoming 82718.

During this meeting, shareholders will vote on the following items:

1.	Election of 10 Directors for a one-year term;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	Advisory resolution to approve named executive officer compensation;

4.	Approval of the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan;

5.	Two shareholder proposals, if properly presented at the meeting; and

6.	Consideration of any other business that may properly come before the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contain complete details on these items and other matters. We also will be reporting on our operations and responding to shareholder questions. If you have questions that you would like to raise at the meeting, we encourage you to submit written questions in advance (by mail or e-mail) to the Corporate Secretary. This will help us respond to your questions during the meeting. If you would like to e-mail your questions, please send them to ir@peabodyenergy.com.

Your understanding of and participation in the Annual Meeting is important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote over the telephone or Internet or to complete and return a proxy card as soon as possible. If you attend the Annual Meeting, you may then revoke your proxy and vote in person if you so desire.

Thank you for your continued support of Peabody Energy. We look forward to seeing you on April 29.

Very truly yours,

GREGORY H. BOYCE

Chairman and Chief Executive Officer

PEABODY ENERGY CORPORATION

Peabody Plaza

701 Market Street

St. Louis, Missouri 63101-1826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Peabody Energy Corporation (the “Company”) will hold its Annual Meeting of Shareholders at Gillette College, Gillette, Wyoming, on Monday, April 29, 2013, at 4:00 P.M., Mountain Time, to:

•	Elect 10 Directors for a one-year term;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Vote on an advisory resolution to approve named executive officer compensation;

•	Approve the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan;

•	Vote on two shareholder proposals, if properly presented at the meeting; and

•	Consider any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed March 11, 2013 as the record date for determining shareholders who will be entitled to receive notice of and vote at the Annual Meeting or any adjournment. Each share of Common Stock is entitled to one vote. As of the record date, there were 269,630,757 shares of Common Stock outstanding.

If you own shares of Common Stock as of March 11, 2013, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card.

An admittance card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. If you are a shareholder of record, please retain the admission card printed on your Notice of Internet Availability of Proxy Materials or your proxy card for this purpose. Also, please indicate your intention to attend the Annual Meeting by checking the appropriate box on the proxy card, or, if voting by the Internet or by telephone, when prompted. If your shares are held by a bank or broker, you will need to ask that record holder for an admission card in the form of a confirmation of beneficial ownership. If you do not receive a confirmation of beneficial ownership or other admittance card from your bank or broker, you must bring proof of share ownership (such as a copy of your most recent brokerage statement) to the Annual Meeting. Please note that seating in the meeting room is limited and you may be required to view the meeting from an overflow room.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet, or complete, date and sign a proxy card and return it in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

ALEXANDER C. SCHOCH

Executive Vice President Law, Chief Legal Officer and Secretary

March 20, 2013

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PEABODY ENERGY CORPORATION

PROXY STATEMENT

FOR THE

2013 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this Proxy Statement and the Peabody Energy Corporation (“Peabody” or the “Company”) 2012 Annual Report to Shareholders, by providing access to them via the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice.

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you on the Internet or delivering printed versions of these materials to you by mail in connection with our Annual Meeting of Shareholders, which will take place on April 29, 2013. These materials were first made available on the Internet or mailed to shareholders on or about March 20, 2013. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in these materials?

A:	These materials include:

•	Our Proxy Statement for the Annual Meeting; and

•	Our 2012 Annual Report to Shareholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials, they also include the proxy/voting instruction card for the Annual Meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following items:

•

Election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz as directors for a one-year term;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Advisory resolution to approve named executive officer compensation;

•	Approval of the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan;

•	Two shareholder proposals, if properly presented at the meeting; and

•	Any other matter properly introduced at the meeting.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

•

FOR the election of Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz as directors (Item 1);

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Item 2);

•	FOR the advisory resolution to approve named executive officer compensation (Item 3);

•	FOR approval of the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan (Item 4); and

•	AGAINST the two shareholder proposals (Items 5 and 6).

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize each of Alan H. Washkowitz, Alexander C. Schoch and Kenneth L. Wagner to vote on such matters in his discretion.

Q:	How do I vote?

A:	If you are a shareholder of record or hold Common Stock through the Peabody Investments Corp. Employee Retirement Account (or any of the other 401(k) plans sponsored by our subsidiaries), you may vote using any of the following methods:

•	Via the Internet, by visiting the website “www.voteproxy.com” and following the instructions for Internet voting on your Notice or proxy/voting instruction card;

•

By dialing 1-800-PROXIES (1-800-776-9437) in the United States (“U.S.”) or 1-718-921-8500 from other countries and following the instructions for telephone voting on your Notice or proxy/voting instruction card;

•	If you received your proxy materials by mail, by completing and mailing your proxy/voting instruction card; or

•	By casting your vote in person at the Annual Meeting.

If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for the shareholders of record of all shares, other than those held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), will close at 10:59 P.M. Central Time on April 28, 2013. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

If you participate in the Company Stock Fund under the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), and had shares of Common Stock credited in your account on the record date of March 11, 2013, you will receive a single Notice or proxy/voting instruction card with respect to all shares registered in your name, whether inside or outside of the plan. If your accounts inside and outside of the plan are not registered in the same name, you will receive a separate Notice or proxy/voting instruction card with respect to the shares credited in your plan account. Voting instructions regarding plan shares must be received by 10:59 P.M. Central Time on April 25, 2013, and all telephone and Internet voting facilities with respect to plan shares will close at that time.

Shares of Common Stock in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) will be voted by Vanguard Fiduciary Trust Company (“Vanguard”), as trustee of the plan. Plan participants should indicate their voting instructions to Vanguard for each action to be taken under proxy by Internet or telephone or by completing and returning a proxy/voting instruction card. All voting instructions from plan participants will be kept confidential. If a plan participant fails to sign or to timely return the proxy/voting instruction card or otherwise timely indicate his or her instructions by telephone or over the Internet, the shares allocated to such participant, together with unallocated shares, will be voted in the same proportion as plan shares for which Vanguard receives voting instructions.

If you vote by Internet or telephone or return your signed proxy/voting instruction card, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a matter, your shares will be voted in accordance with the voting recommendations of the Board of Directors.

If your shares are held in a brokerage account in your broker’s name (also known as “street name”), you should follow the instructions for voting provided by your broker or nominee. You may submit voting instructions by Internet or telephone or, if you received your proxy materials by mail, you may complete and mail a voting instruction card to your broker or nominee. If you provide specific voting instructions by telephone, Internet or mail, your broker or nominee will vote your shares as you have directed. Please note that shares in our U.S. Employee Stock Purchase Plan are held in street name by Computershare, the plan administrator.

Ballots will be provided during the Annual Meeting to anyone who wants to vote in person at the meeting. If you hold shares in street name, you must request a confirmation of beneficial ownership from your broker to vote in person at the meeting.

Q:	Can I change my vote?

A:	Yes. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

•	Submitting a valid, later-dated proxy/voting instruction card;

•	Submitting a valid, subsequent vote by telephone or the Internet at any time prior to 10:59 P.M. Central Time on April 28, 2013;

•	Notifying our Corporate Secretary in writing that you have revoked your proxy; or

•	Completing a written ballot at the Annual Meeting.

You can revoke your voting instructions with respect to shares held in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries) at any time prior to 10:59 P.M. Central Time on April 25, 2013 by timely delivery of an Internet or telephone vote, or a properly executed, later-dated voting instruction card, or by delivering a written revocation of your voting instructions to Vanguard.

If your shares are held in a brokerage account in your broker’s name, you should follow the instructions for changing or revoking your vote provided by your broker or nominee.

Q:	Is my vote confidential?

A:	Yes. All proxies, ballots and vote tabulations that identify how individual shareholders voted will be kept confidential and not be disclosed to our directors, officers or employees, except in limited circumstances, including:

•	When disclosure is required by law;

•	During any contested solicitation of proxies; or

•	When written comments by a shareholder appear on a proxy card or other voting material.

Q:	What will happen if I do not instruct my broker how to vote?

A:	If your shares are held in street name and you do not instruct your broker how to vote, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares on “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. We believe that the only proposal that will be considered routine under NYSE rules is Item 2, which means that your broker may vote your shares in its discretion on that item. This is known as “broker discretionary voting.”

The election of directors (Item 1) and Items 3, 4, 5 and 6 are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these matters if you have not provided instructions. This is called a “broker non-vote.”

We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Q:	How will my Company stock in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by the Company’s subsidiaries be voted?

A:	Vanguard, as the plan trustee, will vote your shares in accordance with your instructions if you vote by Internet or the telephone or send in a completed proxy/voting instruction card before 10:59 P.M. Central Time on April 25, 2013. All telephone and Internet voting facilities with respect to plan shares will close at that time. Vanguard will vote allocated shares of Common Stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as plan shares for which Vanguard receives voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Holders of a majority of the shares of outstanding Common Stock as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “Withheld” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:	What vote is required to approve the proposals?

A:	In the election of directors, the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election in order for such nominee to be elected. Votes cast include votes to withhold authority and exclude abstentions with respect to a nominee’s election. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The procedures to be followed by the Board with respect to such resignation are described on page 19.

The proposals to ratify the appointment of Ernst & Young LLP (Item 2), to approve the advisory resolution on named executive officer compensation (Item 3), to approve the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan (Item 4) and to consider the two shareholder proposals (Items 5 and 6), will require approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	What does it mean if I receive more than one notice or proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

Q:	Who may attend the Annual Meeting?

A:	All Peabody Energy Corporation shareholders as of March 11, 2013 may attend the Annual Meeting.

Q:	What do I need to do to attend the Annual Meeting?

A:	An admittance card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, is required to attend the Annual Meeting. The registration desk will open at 3:00 p.m. and the meeting will begin at 4:00 p.m. Please note that seating in the meeting room is limited and shareholders may be required to view the meeting from an overflow room.

If you are a shareholder of record or a participant in the Peabody Investments Corp. Employee Retirement Account (or other 401(k) plans sponsored by our subsidiaries), your admission card is printed on the Notice or attached to your proxy card or voting instruction form. You will need to bring this admission card with you to the Annual Meeting.

If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a confirmation of beneficial ownership.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

ELECTION OF DIRECTORS (ITEM 1)

The Board of Directors has nominated Gregory H. Boyce, William A. Coley, William E. James, Robert B. Karn III, Henry E. Lentz, Robert A. Malone, William C. Rusnack, John F. Turner, Sandra A. Van Trease and Alan H. Washkowitz for election as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. Should any of them become unavailable for election, your proxy authorizes us to vote for such other person, if any, as the Board may recommend.

M. Frances Keeth, who is currently serving as a director, has for personal reasons decided not to stand for reelection as a director. The Board thanks Mrs. Keeth for her service to Peabody and its shareholders.

The Board of Directors recommends that you vote “FOR” the Director nominees named above.

Director Qualifications

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the following criteria:

•	Broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law, consulting and/or administration;

•	The highest personal and professional ethics, integrity and values;

•	Commitment to representing our long-term interests and those of all of our shareholders;

•	An inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making;

•	Expertise that is useful to us and complementary to the background and experience of other Board members; and

•	Sufficient time to devote to Board and committee activities and to enhance their knowledge of our business, operations and industry.

The Board believes that all of our directors meet these criteria. In addition, as outlined below, each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including the coal industry, related energy industries, finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management.

We believe that the Board as a whole and each of our directors possess the necessary qualifications and skills to effectively advise management on strategy, monitor our performance and serve our best interests and the best interests of our shareholders.

Gregory H. Boyce

Mr. Boyce, age 58, has been a director since March 2005. Mr. Boyce was named Chief Executive Officer Elect of the Company in March 2005, assumed the position of Chief Executive Officer in January 2006 and was elected Chairman by the Board of Directors in October 2007. He was President of the Company from October 2003 to December 2007 and was Chief Operating Officer of the Company

from October 2003 to December 2005. He previously served as Chief Executive — Energy of Rio Tinto plc (an international natural resource company) from 2000 to 2003. Other prior positions include President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and President of Kennecott Minerals Company from 1993 to 1994. Mr. Boyce serves on the board of directors of Marathon Oil Corporation. He is Deputy Chairman of the Coal Industry Advisory Board of the International Energy Agency and is a former Chairman of the National Mining Association. Mr. Boyce is a member of the National Coal Council; The Business Council; Business Roundtable; the Board of Trustees of Washington University in St. Louis; the Board of Commissioners of the St. Louis Science Center; and the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering. He is also President of the Board of Directors of Variety — The Children’s Charity of St. Louis. Mr. Boyce’s extensive experience in the global energy and mining industries, combined with his drive for innovation and excellence, make him highly qualified to serve as our Chairman and Chief Executive Officer.

William A. Coley

Mr. Coley, age 69, has been a director since March 2004. From March 2005 to July 2009, Mr. Coley served as Chief Executive Officer and Director of British Energy Group plc, the United Kingdom’s largest electricity producer. He was previously a non-executive director of British Energy. Mr. Coley served as President of Duke Power, the U.S.-based global energy company, from 1997 until his retirement in February 2003. During his 37-year career at Duke Power, Mr. Coley held various officer level positions in the engineering, operations and senior management areas, including Vice President, Operations (1984-1986), Vice President, Central Division (1986-1988), Senior Vice President, Power Delivery (1988-1990), Senior Vice President, Customer Operations (1990-1991), Executive Vice President, Customer Group (1991-1994) and President, Associated Enterprises Group (1994-1997). Mr. Coley was elected to the board of Duke Power in 1990 and was named President following Duke Power’s acquisition of PanEnergy in 1997. Mr. Coley earned his B.S. in electrical engineering from Georgia Institute of Technology and is a registered professional engineer. He is also a director of E. R. Jahna Enterprises. Mr. Coley previously served as a director of British Energy Group plc, CT Communications, Inc. and SouthTrust Bank. Mr. Coley’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive Committee and as Chairman of its Compensation Committee.

William E. James

Mr. James, age 67, has been a director since July 2001. Since July 2000, Mr. James has been co-founder and Managing General Partner of RockPort Capital Partners LLC, a venture capital fund specializing in energy and power, advanced materials, process and prevention technologies, transportation and green building technologies. Prior to joining RockPort, Mr. James co-founded and served as Chairman and Chief Executive Officer of Citizens Power LLC, the nation’s first and a leading power marketer. He also co-founded the non-profit Citizens Energy Corporation and served as the Chairman and Chief Executive Officer of Citizens Corporation, its for-profit holding company, from 1987 to 1996. Mr. James is also a director of Micro Seismic Inc. He previously served as a director of Ener1 Inc. Mr. James’ executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation and Nominating and Corporate Governance Committees.

Robert B. Karn III

Mr. Karn, age 71, has been a director since January 2003. Mr. Karn is a financial consultant and former managing partner in financial and economic consulting with Arthur Andersen LLP in St. Louis. Before retiring from Arthur Andersen in 1998, Mr. Karn served in a variety of accounting, audit and financial roles over a 33-year career, including Managing Partner in charge of the global coal mining practice from 1981 through 1998. He is a Certified Public Accountant and has served as a Panel Arbitrator with the American Arbitration Association. Mr. Karn is also a director of Natural Resource Partners L.P., a master limited partnership that is listed on the NYSE, Kennedy Capital Management, Inc. and numerous NYSE-listed closed-end mutual and exchange traded funds under the Guggenheim Financial Family of Funds. He previously served as a director of the Fiduciary/Claymore Dynamic Equity Fund. Mr. Karn’s extensive experience in accounting, auditing and financial matters, together with his service on other boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit and Compensation Committees.

Henry E. Lentz

Mr. Lentz, age 68, has been a director since February 1998. Mr. Lentz served as a Managing Director of Lazard Frères & Co, an investment banking firm, from June 2009 to May 2011. He was a Managing Director of Barclays Capital, an investment banking firm and successor to Lehman Brothers Inc., an investment banking firm (“Lehman Brothers”), from September 2008 to June 2009. From January 2004 to September 2008 he was employed as an Advisory Director by Lehman Brothers. He joined Lehman Brothers in 1971 and became a Managing Director in 1976. He left the firm in 1988 to become Vice Chairman of Wasserstein Perella Group, Inc., an investment banking firm. In 1993, he returned to Lehman Brothers as a Managing Director and served as head of the firm’s worldwide energy practice. In 1996, he joined Lehman Brothers’ Merchant Banking Group as a Principal and in January 2003 became a consultant to the Merchant Banking Group. Mr. Lentz is also the non-executive Chairman of Rowan Companies, Inc. and a director of CARBO Ceramics, Inc., Macquarie Infrastructure Company and WPX Energy, Inc. Mr. Lentz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Nominating and Corporate Governance and Executive Committees.

Robert A. Malone

Mr. Malone, age 61, has been a director since July 2009. Mr. Malone was elected as President and Chief Executive Officer of the First National Bank of Sonora, Texas in October 2009. He is a Retired Executive Vice President of BP plc and the Retired Chairman of the Board and President of BP America Inc., at the time the largest producer of oil and natural gas and the second largest gasoline retailer in the U.S. He served in that position from 2006 to 2009. Mr. Malone previously served as Chief Executive Officer of BP Shipping Limited from 2002 to 2006, as Regional President Western United States, BP America Inc. from 2000 to 2002 and as President, Chief Executive Officer and Chief Operating Officer, Alyeska Pipeline Service Company from 1996 to 2000. He is also a director of Halliburton Company, the First National Bank of Sonora and INTERA Incorporated. Mr. Malone’s executive operating experience, including crisis management and safety performance, and energy industry experience, together with his service on another public company board of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Compensation Committee, as Chairman of its Health, Safety, Security and Environmental Committee and as our Lead Independent Director.

William C. Rusnack

Mr. Rusnack, age 68, has been a director since January 2002. Mr. Rusnack is the former President and Chief Executive Officer of Premcor Inc., one of the largest independent oil refiners in the U.S. prior to its acquisition by Valero Energy Corporation in 2005. He served as President, Chief Executive Officer and Director of Premcor from 1998 to February 2002. Prior to joining Premcor, Mr. Rusnack was President of ARCO Products Company, the refining and marketing division of Atlantic Richfield Company. During a 31-year career at ARCO, he was also President of ARCO Transportation Company and Vice President of Corporate Planning. He is also a director of Sempra Energy and Flowserve Corporation. He previously served as a director of Solutia Inc. Mr. Rusnack’s executive management and energy industry experience, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Executive Committee and as Chairman of its Audit Committee.

John F. Turner

Mr. Turner, age 71, has been a director since July 2005. Mr. Turner served as Assistant Secretary of State for the Bureau of Oceans and International Environmental and Scientific Affairs from November 2001 to July 2005. Mr. Turner was previously President and Chief Executive Officer of The Conservation Fund, a national nonprofit organization dedicated to public-private partnerships to protect land and water resources. He was director of the U.S. Fish and Wildlife Service from 1989 to 1993. Mr. Turner also served in the Wyoming state legislature for 19 years and is a past president of the Wyoming State Senate. He serves as a consultant to The Conservation Fund. Mr. Turner also serves as Chairman of the University of Wyoming, Ruckelshaus Institute of Environment and Natural Resources. He is also a director of International Paper Company, American Electric Power Company, Inc. and Ashland, Inc. Mr. Turner’s extensive experience in international, environmental, regulatory and governmental affairs and public policy, together with his service on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

Sandra A. Van Trease

Ms. Van Trease, age 52, has been a director since January 2003. Ms. Van Trease is Group President, BJC HealthCare, a position she has held since September 2004. BJC HealthCare is one of the nation’s largest nonprofit healthcare organizations, delivering services to residents in the greater St. Louis, southern Illinois and mid-Missouri regions. Prior to joining BJC HealthCare, Ms. Van Trease served as President and Chief Executive Officer of UNICARE, an operating affiliate of WellPoint Health Networks Inc., from 2002 to September 2004. Ms. Van Trease also served as President, Chief Financial Officer and Chief Operating Officer of RightCHOICE Managed Care, Inc. from 2000 to 2002 and as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 1997 to 2000. Prior to joining RightCHOICE in 1994, she was a Senior Audit Manager with Price Waterhouse LLP. She is a Certified Public Accountant and Certified Management Accountant. Ms. Van Trease is also a director of Enterprise Financial Services Corporation. Ms. Van Trease’s executive management, health care and accounting experience, together with her experience in serving on another public company board of directors, make her a valued advisor and highly qualified to serve as a member of the Board and its Audit, Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees.

Alan H. Washkowitz

Mr. Washkowitz, age 72, has been a director since May 1998. Until July 2005, Mr. Washkowitz was a Managing Director of Lehman Brothers and part of the firm’s Merchant Banking Group, respon-

sible for oversight of Lehman Brothers Merchant Banking Partners. He joined Kuhn Loeb & Co. in 1968 and became a general partner of Lehman Brothers in 1978 when it acquired Kuhn Loeb & Co. Prior to joining the Merchant Banking Group, he headed Lehman Brothers’ Financial Restructuring Group. Mr. Washkowitz is also a director of L-3 Communications Corporation. Mr. Washkowitz’s experience in investment banking and financial matters, together with his experience in serving on other public company boards of directors, make him a valued advisor and highly qualified to serve as a member of the Board and its Audit Committee and as Chairman of its Nominating and Corporate Governance Committee.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the NYSE, the Board of Directors evaluates the independence of its members at least annually, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more directors (e.g., in connection with a change in employment status or other significant status changes). This process is administered by the Nominating and Corporate Governance Committee, which consists entirely of directors who are independent under applicable NYSE rules. After carefully considering all relevant relationships with us, the Nominating and Corporate Governance Committee submits its recommendations regarding independence to the full Board, which then makes a determination with respect to each director.

In making independence determinations, the Nominating and Corporate Governance Committee and the Board consider all relevant facts and circumstances, including (1) the nature of any relationships with us, (2) the significance of the relationship to us, the other organization and the individual director, (3) whether or not the relationship is solely a business relationship in the ordinary course of our and the other organization’s businesses and does not afford the director any special benefits, and (4) any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For purposes of this determination, the Board deems any relationships that have expired for more than three years to be immaterial.

After considering the standards for independence adopted by the NYSE and various other factors as described herein, the Board has determined that all directors other than Mr. Boyce are independent. None of the directors other than Mr. Boyce receives any compensation from us other than customary director and committee fees.

Mr. Rusnack, Mr. Turner and Ms. Van Trease and/or their immediate family members serve as directors, officers or trustees of charitable organizations to which we made contributions in the normal course of our charitable contributions program. After careful consideration, the Board determined that these contributions do not impair, or appear to impair, the independent judgment of these directors.

Mr. Turner currently serves as a member of the board of directors of American Electric Power, Inc. which is one of our customers. After careful consideration, the Board has determined that this relationship does not impair, or appear to impair, Mr. Turner’s independent judgment.

From June 2009 to May 2011, Mr. Lentz served as a Managing Director of Lazard Frères & Co. Lazard’s only business relationships with us are as the manager of one of the 35 mutual fund options in our 401(k) plans and as our financial advisor in connection with the bankruptcy of Patriot Coal Corporation. After careful consideration, the Board has determined that the relationship with Lazard Frères & Co. does not impair, or appear to impair, the independent judgment of Mr. Lentz.

Board Attendance and Executive Sessions

The Board of Directors met seven times in 2012. During that period, each incumbent director attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served, and average attendance was 96%.

Pursuant to our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. In 2012, the chair of each executive session rotated among the chairs of the Audit Committee, Compensation Committee, Health, Safety, Security and Environmental Committee and Nominating and Corporate Governance Committee. During 2012, our non-management directors met in executive session six times. Beginning in March 2013, our executive sessions will be chaired by our Lead Independent Director, Mr. Malone.

Pursuant to Board policy, each director is expected to attend the Annual Meeting in person, subject to occasional excused absences due to illness or unavoidable conflicts. Each of our incumbent directors attended the last Annual Meeting of Shareholders in May 2012.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require that each new director participate in a director orientation program which includes presentations by senior management to familiarize the new director with our strategic plans, our significant financial, accounting and risk management issues, our compliance program, our Code of Business Conduct and Ethics, our principal officers and our internal and independent auditors.

On an ongoing basis, our directors receive continuing education through presentations at Board meetings as well as regular visits to our significant mining operations. In addition, directors are required to attend an approved director education program at least once every three years.

Board Leadership Structure

Our bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer (“CEO”) to be filled by different individuals. The Board of Directors deliberates and decides, each time it selects a CEO, whether the roles should be combined or separate, based upon our needs at that time. Mr. Boyce has led our Company as CEO since January 2006, and was appointed to the additional role of Chairman in October 2007. The Board believes that Mr. Boyce’s management of our complex operations on a day-to-day basis provides him with first-hand knowledge of the opportunities and challenges facing us, which, together with his qualifications and experience, position him to best lead productive discussions of the Board and help ensure effective risk oversight for the Company. The Board believes that we and our shareholders remain best served by having Mr. Boyce assume the responsibilities of Chairman in addition to his responsibilities as CEO.

Our Board leadership structure provides for strong oversight by independent directors. The Board is currently comprised of Mr. Boyce and ten independent directors. With the exception of the Executive Committee, which is chaired by Mr. Boyce, each of the standing committees of the Board is chaired by an independent director, and the Audit, Compensation, Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees of the Board consist entirely of independent directors.

In 2013, the Board created the role of Lead Independent Director and appointed Mr. Malone to serve in that capacity for a one-year term. The duties of the Lead Independent Director are to:

•	Preside at all meetings of the Board at which the Chairman is not present;

•	Immediately assume the role of Crisis Event Director under our Crisis Board Communications Plan and to serve in such role pending any further determination by the Board;

•	Serve as Interim Chairman of the Board if the Chairman and CEO is incapacitated due to a CEO Emergency Event, as defined in our Crisis Board Communications Plan;

•	Organize, convene and preside over executive sessions of the independent directors and over meetings of the independent directors;

•	Serve as liaison between the independent directors and the Chairman and CEO for promptly communicating to the Chairman and CEO feedback and direction discussed in executive sessions;

•

In an executive session, each year, facilitate the discussion led by the Chair of the Compensation Committee of the independent directors to evaluate the performance of the Chairman and CEO. With the Chair of the Compensation Committee, he/she communicates the content and results of the evaluation to the Chairman and CEO;

•	Advise and concur with the Chairman and CEO on the quality, quantity and timeliness of information sent to the Board and on the agenda items and timeframes for discussion;

•	Facilitate the independent directors’ approval of the number and frequency of meetings of the Board;

•	Authorize the retention of outside advisors and consultants who report directly to the independent directors on Board-wide issues;

•

If requested by the Chairman and CEO, or with direction from the independent directors, ensure that he or she is available, when appropriate, for consultation and direct communication with external constituencies; and

•	Perform such other duties as may be assigned from time to time by the independent directors.

The Board believes that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management. In addition, the Board believes that the strength of our corporate governance structure is such that the combination of the roles of Chairman and CEO does not in any way limit the Board’s oversight of our CEO.

Role of the Board in Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to enhance long-term organizational performance and shareholder value. A fundamental part of risk management is not only understanding the risks we face, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for us. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board regularly reviews information regarding marketing, operations, safety performance, trading, finance and business development as well as the risks associated with each. In addition, the Board holds strategic planning sessions with management to discuss our strategies, key challenges, and risks and opportunities. The full Board receives reports on our enterprise risk management initiatives on at least an annual basis.

While the Board is ultimately responsible for risk oversight, committees of the Board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Health, Safety, Security and Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with our health, safety, security and environmental objectives, policies and performance. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, political contributions and lobbying expenditures, succession planning for our directors and executive officers, and corporate governance.

Committees of the Board of Directors

The Board of Directors has appointed five standing committees from among its members to assist it in carrying out its obligations. These committees are the Audit Committee, Compensation Committee, Executive Committee, Health, Safety, Security and Environmental Committee, and Nominating and Corporate Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. A description of each committee and its current membership follows:

Audit Committee

The members of the Audit Committee are William C. Rusnack (Chair), Robert B. Karn III, Sandra A. Van Trease and Alan H. Washkowitz. The Board of Directors has affirmatively determined that, in its judgment, all members of the Audit Committee are independent under NYSE and SEC rules. The Board also has determined that each of Messrs. Rusnack, Karn and Washkowitz and Ms. Van Trease is an “audit committee financial expert” under SEC rules.

The Audit Committee met eleven times during 2012. The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of our internal audit function and independent registered public accounting firm; and

•	Compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board.

Some of the primary responsibilities of the Audit Committee include the following:

•	To appoint our independent registered public accounting firm, which reports directly to the Audit Committee;

•	To approve all audit engagement fees and terms and all permissible non-audit engagements with our independent registered public accounting firm;

•	To ensure that we maintain an internal audit function and to review the appointment of the senior internal audit team and/or provider;

•	To approve the terms of engagement for the internal audit provider;

•

To meet on a regular basis with our financial management, internal audit management and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to our financial condition;

•

To oversee our financial reporting process and to review in advance of filing or issuance our quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to shareholders and earnings press releases;

•

To review our guidelines and policies with respect to risk assessment and risk management, and our major financial risk exposures and steps management has taken to monitor and control such exposures; and

•	To make regular reports on its activities to the Board.

Compensation Committee

The members of the Compensation Committee are William A. Coley (Chair), William E. James, Robert B. Karn III, M. Frances Keeth and Robert A. Malone. The Board of Directors has affirmatively determined that, in its judgment, all members of the Compensation Committee are independent under rules established by the NYSE.

The Compensation Committee met six times during 2012. Some of the primary responsibilities of the Compensation Committee include the following:

•

To annually review and approve corporate goals and objectives relevant to compensation of our Chairman and CEO , initiate the evaluation by the Board of the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board, determine and approve the CEO’s compensation levels based on this evaluation;

•	To annually review with the CEO the performance of our executive officers and make recommendations to the Board with respect to the compensation plans for such officers;

•

To annually review and approve the CEO’s and the executive officers’ base salary, annual incentive opportunity and long-term incentive opportunity, stock ownership requirements and, as appropriate, employment agreements, severance arrangements, retirement and other post-employment benefits, change in control provisions and any special supplemental benefits;

•	To approve annual incentive awards for executive officers other than the CEO;

•	To oversee our annual and long-term incentive programs;

•	To periodically assess our director compensation program and stock ownership requirements and, when appropriate, recommend modifications for Board consideration; and

•	To make regular reports on its activities to the Board.

Executive Committee

The members of the Executive Committee are Gregory H. Boyce (Chair), William A. Coley, Henry E. Lentz and William C. Rusnack. The Executive Committee met four times during 2012.

When the Board of Directors is not in session, the Executive Committee has all of the power and authority as delegated by the Board, except with respect to:

•	Amending our certificate of incorporation and bylaws;

•	Adopting an agreement of merger or consolidation;

•	Recommending to shareholders the sale, lease or exchange of all or substantially all of our property and assets;

•	Recommending to shareholders dissolution of the Company or revocation of any dissolution;

•	Declaring a dividend;

•	Issuing stock;

•	Filling vacancies on the Board;

•	Appointing members of Board committees; and

•	Changing major lines of business.

Health, Safety, Security and Environmental Committee

The members of the Health, Safety, Security and Environmental Committee are Robert A. Malone (Chair), M. Frances Keeth, John F. Turner and Sandra A. Van Trease. The Board of Directors has affirmatively determined that, in its judgment, all members of the Health, Safety, Security and Environmental Committee are independent under NYSE rules.

The Health, Safety, Security and Environmental Committee met seven times during 2012. Some of the primary responsibilities of the Health, Safety, Security and Environmental Committee include the following:

•	To review with management our significant risks or exposures in the health, safety, security and environmental areas, and steps taken by management to address such risks;

•	To review our health, safety, security and environmental objectives, policies and performance, including processes to ensure compliance with applicable laws and regulations;

•	To review our efforts to advance our progress on sustainable development;

•	To review and discuss with management any material noncompliance with health, safety, security and environmental laws, and management’s response to such noncompliance;

•	To review and recommend approval of the environmental and mine safety disclosures required to be included in our periodic reports on Forms 10-K and 10-Q;

•	To consider and advise the Board on health, safety, security and environmental matters and sustainable development;

•	To consider and advise the Compensation Committee on our performance with respect to incentive compensation metrics relating to health, safety, security or environmental matters;

•

To review and discuss significant legislative, regulatory, political and social issues and trends that may affect our health, safety, security and environmental management process and system and management’s response to such matters; and

•	To make regular reports on its activities to the Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Alan H. Washkowitz (Chair), William E. James, Henry E. Lentz, John F. Turner and Sandra A. Van Trease. The Board of Directors has affirmatively determined that, in its judgment, all members of the Nominating and Corporate Governance Committee are independent under NYSE rules.

The Nominating and Corporate Governance Committee met six times during 2012. Some of the primary responsibilities of the Nominating and Corporate Governance Committee include the following:

•	To identify, evaluate and recommend qualified candidates for election to the Board;

•	To advise the Board on matters related to corporate governance;

•	To assist the Board in conducting its annual assessment of Board performance;

•	To recommend the structure, composition and responsibilities of other Board committees;

•	To advise the Board on matters related to corporate social responsibility (e.g., equal employment, corporate contributions and lobbying);

•	To ensure we maintain an effective orientation program for new directors and a continuing education and development program to supplement the skills and needs of the Board;

•	To provide review and oversight of potential conflicts of interest situations, including transactions in which any related person had or will have a direct or indirect material interest;

•	To review our policies and procedures with respect to related person transactions at least annually and recommend any changes for Board approval;

•	To monitor compliance with, and advise the Board regarding any significant issues arising under, our corporate compliance program and Code of Business Conduct and Ethics;

•	To review and make recommendations to the Board in conjunction with the CEO, as appropriate, with respect to executive officer succession planning and management development; and

•	To make regular reports on its activities to the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s report on internal control over financial reporting as of and for the fiscal year ended December 31, 2012 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management is responsible for the Company’s financial statements and internal control over financial reporting. Ernst & Young is responsible for conducting its audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and expressing an opinion on the Company’s financial statements in accordance with U.S. generally accepted accounting principles, and on the Company’s internal control over financial reporting.

The Audit Committee reviewed with Ernst & Young the overall scope and plans for their audit of the Company’s financial statements and internal control over financial reporting. The Audit Committee also discussed with Ernst & Young matters relating to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the PCAOB, including PCAOB Interim Auditing Standard AU Section 380, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee has received written management representation letter disclosures and a letter from Ernst & Young regarding the independent registered public accounting firm’s independence, and has discussed with Ernst & Young its independence from management and the Company. As part of its review, the Audit Committee reviewed fees paid to Ernst & Young and considered whether Ernst & Young’s performance of non-audit services for the Company was compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

WILLIAM C. RUSNACK, CHAIR

ROBERT B. KARN III

SANDRA A. VAN TREASE

ALAN H. WASHKOWITZ

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2012 and 2011.

The following fees were paid to Ernst & Young for services rendered during our last two fiscal years:

•

Audit Fees:    $5,586,000 (for the fiscal year ended December 31, 2012) and $4,745,000 (for the fiscal year ended December 31, 2011) for fees associated with the annual audit of our consolidated financial statements, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, services provided in connection with statutory and regulatory filings, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations.

•

Audit-Related Fees:    $297,500 (for the fiscal year ended December 31, 2012) and $744,000 (for the fiscal year ended December 31, 2011) for assurance-related services for audits of employee benefit plans, internal control reviews, due diligence services associated with acquisitions or divestitures, and other attest services not required by statute.

•	Tax Fees: $1,327,000 (for the fiscal year ended December 31, 2012) and $1,160,000 (for the fiscal year ended December 31, 2011) for tax compliance, tax advice and tax planning services.

•	All Other Fees: $2,000 (for the fiscal year ended December 31, 2012) and $2,000 (for the fiscal year ended December 31, 2011) for fees related to an on-line research tool.

Under procedures established by the Board of Directors, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provisions of such services do not impair such firm’s independence. The Audit Committee may delegate its pre-approval authority to one or more of its members, but not to management. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories, including audit services, audit-related services, tax services and all other permissible services. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews the amount of all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

Under our policy and/or applicable rules and regulations, our independent registered public accounting firm is prohibited from providing the following types of services to us: (1) bookkeeping or other services related to our accounting records or financial statements, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions, (7) human resources, (8) broker-dealer, investment advisor or investment banking services, (9) legal services, (10) expert services unrelated to audit, (11) any services entailing a contingent fee or commission (not including fees awarded by a bankruptcy court if we are in bankruptcy) and (12) tax services to one of our officers whose role is in a financial reporting oversight capacity (regardless of whether we or the officer pays the fee for the services).

During the fiscal year ended December 31, 2012, all of the services described under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee pursuant to the procedures described above.

CORPORATE GOVERNANCE MATTERS

Good corporate governance is a priority at Peabody Energy. Our key governance practices are outlined in our Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics. These documents can be found on our Corporate Governance webpage (www.peabodyenergy.com) by clicking on “Investors” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. The Code of Business Conduct and Ethics applies to our directors, CEO, Chief Financial Officer, Controller and all salaried Company personnel.

The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Corporate Governance Committee, with the assistance of outside experts, reviews our corporate governance practices, not only to ensure that they comply with applicable laws and NYSE listing requirements, but also to ensure that they continue to reflect what the Committee believes are best practices and promote our best interests and the best interests of our shareholders.

Majority Voting Bylaw

In July 2007, the Board of Directors amended our bylaws to provide for majority voting in the election of directors. In the case of uncontested elections, in order to be elected the number of shares voted in favor of a nominee must exceed 50% of the number of votes cast with respect to that nominee’s election at any meeting of shareholders for the election of directors at which a quorum is present. Votes cast include votes to withhold authority and exclude abstentions with respect to that nominee’s election.

If a nominee is an incumbent director and receives a greater number of votes withheld from his or her election than votes in favor of his or her election, our Corporate Governance Guidelines require that such director promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the Committee will consider all factors deemed relevant by its members. The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be relevant. Any director who tenders his or her resignation pursuant to our Corporate Governance Guidelines will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation.

In the case of contested elections, directors will be elected by a plurality of the votes of the shares present in person or by proxy and voting for nominees in the election of directors at any meeting of shareholders for the election of directors at which a quorum is present. For these purposes, a contested election is any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

Communications with the Board of Directors

The Board of Directors has adopted the following procedures for shareholders and other interested persons to send communications to the Board, individual directors, Committee Chairs and/or the Lead Independent Director (collectively, “Shareholder Communications”).

Shareholders and other interested persons seeking to communicate with the Board should submit their written comments to the Chairman, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chairman will forward such Shareholder Communications to each Board member (excluding routine advertisements and business solicitations, as instructed by the Board), and provide a report on the disposition of matters stated in such communications at the next regular meeting of the Board. If a Shareholder Communication (excluding routine advertisements and business solicitations) is addressed to a specific individual director, a Committee Chair or the Lead Independent Director, the Chairman will forward that communication to the named director, and will discuss with that director whether the full Board and/or one of its committees should address the subject matter.

If a Shareholder Communication raises concerns about the ethical conduct of management or the Company, it should be sent directly to our Chief Legal Officer at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101. The Chief Legal Officer will promptly forward a copy of such Shareholder Communication to the Chairman of the Audit Committee and, if appropriate, the Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate Board committee, management and/or the full Board.

If a shareholder or other interested person seeks to communicate exclusively with our non-management directors, individually or as a group, such Shareholder Communication should be sent directly to the Corporate Secretary who will forward any such communication directly to the Lead Independent Director. The Corporate Secretary will first consult with and receive the approval of the Lead Independent Director before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

At the direction of the Board, we reserve the right to screen all materials sent to our directors for potential security risks and/or harassment.

At our Annual Meeting, shareholders also have an opportunity to communicate with the Board, individual directors, Committee Chairs or the Lead Independent Director.

Overview of Director Nominating Process

The Board of Directors believes that one of its primary goals is to advise management on strategy and to monitor our performance. The Board also believes that the best way to accomplish this goal is by choosing directors who possess a diversity of experience, knowledge and skills that are particularly relevant and helpful to us. As such, current Board members possess a wide array of skills and experience in the coal industry, related energy industries and other important areas, including finance and accounting, operations, environmental affairs, international affairs, governmental affairs and administration, public policy, healthcare, corporate governance, board service and executive management. When evaluating potential members, the Board seeks to enlist the services of candidates who possess high ethical standards and a combination of skills and experience which the Board determines are the most appropriate to meet its objectives. The Board believes all candidates should be committed to creating value over the long term and to serving our best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Committee will consider director candidates submitted by shareholders. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age and address of candidate;

•

A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications described below;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate confirming his/her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Committee Chair and the Chairman of the Board. The Corporate Secretary also will maintain copies of such materials for future reference by the Committee when filling Board positions.

Shareholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate. Separate procedures apply if a shareholder wishes to nominate a director candidate at the 2014 Annual Meeting. Those procedures are described on page 66 under the heading “Information About Shareholder Proposals.”

Pursuant to its charter, the Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Committee believes that candidates should generally meet the criteria listed on page 6 under the heading “Director Qualifications.”

While the Board does not have a formal policy of considering diversity when evaluating director candidates, the Board does believe that its members should reflect diversity in professional experience, geographic origin, gender and ethnic background. These factors, together with the director qualifications criteria noted above, are taken into account by the Committee in assessing potential new directors.

The Committee will consider candidates submitted by a variety of sources (including, without limit, incumbent directors, shareholders, management and third-party search firms) when filling vacancies and/or expanding the Board. If a vacancy arises or the Board decides to expand its membership, the Committee generally asks each director to submit a list of potential candidates for consideration. The Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. At that time, the Committee also will consider potential nominees submitted by shareholders in accordance with the procedures described above. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members or other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and our needs. The Committee Chair, or another director designated by the Committee Chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with members of the Committee. All such interviews are held in person, and include only the candidate and the independent Committee members. Based upon interview results and appropriate background checks, the Committee then decides whether it will recommend the candidate’s nomination to the full Board.

The Committee believes this process has consistently produced highly qualified, independent Board members to date. However, the Committee may choose, from time to time, to use additional resources (including independent third-party search firms) after determining that such resources could enhance a particular director search.

OWNERSHIP OF COMPANY SECURITIES

The following table sets forth information as of March 1, 2013 with respect to persons or entities who are known to beneficially own more than 5% of our outstanding Common Stock, each director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial Owners of More Than Five Percent, Directors and Management

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)	Percent of Class(5)
BlackRock, Inc.(6)	23,677,411	8.8%
40 East 52nd Street New York, NY 10022
FMR LLC(7)	17,226,533	6.4%
82 Devonshire Street Boston, MA 02109
The Vanguard Group(8)	15,339,697	5.7%
100 Vanguard Blvd. Malvern, PA 19355
Gregory H. Boyce	997,289	*
William A. Coley	20,964	*
Michael C. Crews	148,043	*
Sharon D. Fiehler	171,768	*
Eric Ford	374,948	*
William E. James	35,413	*
Robert B. Karn III	28,243	*
M. Frances Keeth	4,405	*
Henry E. Lentz	18,847	*
Robert A. Malone	3,242	*
Charles F. Meintjes	67,730	*
William C. Rusnack	28,207	*
John F. Turner	17,666	*
Sandra A. Van Trease	28,009	*
Alan H. Washkowitz	24,906	*
All directors and executive officers as a group (19 people)	2,368,556	*

(1)	The address for all officers and directors listed is c/o Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned.

(3)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2013, as follows: Mr. Boyce, 710,093; Mr. Coley, 7,521; Mr. Crews, 53,661; Ms. Fiehler, 76,507; Mr. Ford, 168,636; Mr. James, 12,046; Mr. Karn, 12,046; Mr. Lentz, 7,521; Mr. Meintjes, 6,993: Mr. Rusnack, 12,046; Mr. Turner, 7,413; Ms. Van Trease, 7,521; Mr. Washkowitz, 16,377; and all directors and executive officers as a group, 1,259,566. Also includes restricted shares that remain unvested as of March 1, 2013 as follows: Mr. Crews, 41,356; Mr. Ford, 100,437; and Mr. Meintjes, 41,471; and all directors and executive officers as a group, 301,476.

(4)

Excludes deferred stock units held by our non-employee directors as of March 1, 2013, as follows: Mr. Coley, 15,626; Mr. James, 10,475; Mr. Karn, 15,058; Mrs. Keeth, 12,355; Mr. Lentz, 11,910; Mr. Malone, 10,475; Mr. Rusnack, 10,475; Mr. Turner, 10,475; Ms. Van Trease, 13,828; Mr. Washkowitz, 10,475; and all directors and executive officers as a group, 121,152.

(5)

Applicable percentage ownership is based on 269,630,757 shares of Common Stock outstanding at March 1, 2013. An asterisk (*) indicates that the applicable person beneficially owns less than one percent of the outstanding shares.

(6)

This information is based on a Schedule 13G/A filed with the SEC on February 1, 2013 by BlackRock, Inc., in which it reported sole voting and dispositive power as to 23,677,411 shares as of December 31, 2012.

(7)

This information is based on a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC in which it reported sole voting power as to 1,536,387 shares and sole dispositive power as to 17,226,533 shares as of December 31, 2012.

(8)

This information is based on a Schedule 13G filed with the SEC on February 13, 2013 by The Vanguard Group in which it reported sole voting power as to 468,261 shares and sole dispositive power as to 15,399,697 shares as of December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers and directors and persons beneficially holding more than ten percent of our Common Stock are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our Common Stock with the SEC and the NYSE. We file these reports of ownership and changes in ownership on behalf of our officers and directors.

To the best of our knowledge, based solely on our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2012, filings with the SEC and written representations from certain reporting persons that no additional reports were required, all required reports were timely filed for such fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2012 Safety, Operating and Financial Results

In 2012, we delivered the safest performance in our history and achieved solid financial and operating results despite market conditions that were marked by price declines for most key coal products. During 2012, we and the industry faced unprecedented macroeconomic challenges including sluggish global economies and an oversupply of U.S. natural gas which resulted in a significant decline in U.S. coal usage.

Despite these difficulties, we achieved a number of notable accomplishments:

•

2012 marked our fifth consecutive year of record safety, with progress across every region. We achieved a 1.82 global incidence rate, a 9% improvement over the prior year, including our strongest performance in Australia and a U.S. incidence rate that is 66% better than the industry average;

•

Revenues reached a new high of $8.1 billion; U.S. Adjusted EBITDA rose 8% to a record $1.26 billion despite lower sales volumes that resulted from declining U.S. coal consumption; Australian sales volume increased 30% to a record 33 million tons: Metallurgical coal volumes rose 52% to 14.1 million tons; and Australia Adjusted EBITDA reached $938.9 million despite lower realized pricing, net of sales-related costs, of more than $430 million;

•	Despite inflationary pressures, we held production cost inflation to 4% by streamlining our workforce, implementing aggressive cost controls and deferring early-stage capital-intensive projects;

•	We generated strong operating cash flows of $1.5 billion, allowing us to pay down more than $400 million in debt;

•

We successfully integrated the Macarthur Coal Limited (“PEA-PCI”) business into our Australian platform, secured leases for 1.1 billion tons of premium Powder River Basin coal adjacent to our flagship North Antelope Rochelle Mine, and completed a major reorganization of Peabody into distinct geographic business units; and

•

We earned more than 35 major global awards for safety, environmental and social responsibility around the world, including multiple safety rescue team honors, The Global Energy Award for Coal Commodity Excellence, Mine of the Year for the North Antelope Rochelle Mine, the Excellence in Surface Coal Mining Reclamation from the U.S. Department of the Interior, and Top 200 Company designation from Better Investing.

Adjusted EBITDA and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in our Form 10-K for the year ended December 31, 2012 which was filed with the SEC on February 25, 2013.

Performance Basis of Our 2012 Executive Compensation Program

Decisions regarding compensation made by the Compensation Committee of our Board during 2012 reflected our 2012 operating environment and results. Our compensation philosophy and programs are based on the following core principles: pay-for-performance, alignment with shareholders through stock ownership and competitive compensation opportunities.

In 2012, the Compensation Committee commissioned a pay-for-performance compensation analysis by its independent compensation consultant to determine whether our executive compensation program is appropriate, aligning to pay-for-performance and linking officer activities and performance with shareholder interests. The analysis indicated that our 2012 executive compensation program aligned well with our compensation philosophy and our performance. The Committee also reviewed our compensation programs and policies for features that might encourage excessive risk taking. The Committee found the overall programs and policies to be sound and identified no significant risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee fully considered the results of the 2012 advisory, non-binding “say on pay” proposal in connection with making compensation decisions for the named executive officers. In 2012, 97% of the votes cast were voted in favor of the advisory resolution on the compensation of our named executive officers as described in our proxy statement for the 2012 annual meeting of shareholders.

For 2012, the performance-based portion of named executive officer compensation consisted of an annual cash incentive opportunity and stock options and performance units awarded as part of our Long-Term Incentive Plan and was contingent on meeting certain goals for total shareholder return (relative to industry comparators and to the Standard & Poor’s 500 Index), Adjusted EBITDA excluding acquisition-related items, Adjusted Diluted Earnings Per Share excluding acquisition-related items, safety and individual goals. For 2012, our named executive officers achieved above target annual cash incentive payouts, based on our 2012 performance. In addition, in 2012 our named executive officers achieved below target performance unit payouts, consistent with our three-year performance results relative to industry comparators and the Standard & Poor’s 500 Index performance criteria during the 2010-2012 performance period.

Changes to Compensation Program for 2013

As more fully described on pages 40 and 41, the Compensation Committee approved a number of changes to our 2013 compensation program in view of the uncertain global economy and the continuing challenges facing our industry. These changes include the deferral of base salary merit increases for named executive officers until market conditions improve, changes in the performance metrics for our 2013 performance unit awards to provide greater emphasis on total shareholder return, and more stringent safety performance metrics. The Committee believes that these changes are appropriate and are in line with our pay-for-performance philosophy.

Our Named Executive Officers (as of December 31, 2012)

On the following pages, we discuss how our Chairman and CEO, Gregory H. Boyce, and our other executive officers listed below (“named executive officers” or “NEOs”) were compensated in 2012 and how this compensation fits within our pay-for-performance philosophy. We also describe certain changes to our executive compensation program for 2012.

Named Executive Officer	Title	Years of Service
Gregory H. Boyce	Chairman and CEO	9
Eric Ford	Chairman Australia	5
Michael C. Crews	Executive Vice President and Chief Financial Officer	14
Charles F. Meintjes	President Australia	5
Sharon D. Fiehler	Executive Vice President and Chief Administrative Officer	31
Richard A. Navarre(1)	Former President Americas

(1)	Mr. Navarre terminated his employment with us on June 30, 2012.

Role of Shareholder Vote

At the Annual Meeting, shareholders will have the opportunity to vote on an advisory resolution on named executive officer compensation (See Item 3). While this vote is nonbinding, the Compensation Committee highly values this input and will fully consider the outcome of the vote, along with other factors, when making future compensation decisions for the named executive officers.

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 annual meeting of shareholders, the Board decided that we will hold a vote on an advisory resolution on executive compensation at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation. As Section 14A of the Securities Exchange Act of 1934 requires that such shareholder votes on frequency be held at least once every six years, we currently expect the next shareholder vote on frequency to occur no later than our 2017 annual meeting of shareholders.

Role of the Special Committee and Compensation Committee, Processes and Analyses

Compensation decisions affecting the Chairman and CEO and other named executive officers are determined by the Special Committee and the Compensation Committee (“Committees”) as outlined below. The independent compensation consultant and the Compensation group in our Human Resources Department support the Committees’ efforts.

Committee Name	Committee Composition	Committee Focus	Key Accountabilities
Special Committee	All independent members of the Board	Chairman and CEO

•    After considering the recommendations of the Compensation Committee, supported by its independent compensation consultant, the Special Committee has the responsibility for determining compensation for the Chairman and CEO.

•    The Special Committee aims to ensure that the compensation program for the Chairman and CEO is consistent with our compensation philosophy and is competitive with the compensation of chief executive officers at publicly-traded companies of similar size.

Compensation Committee	Committee members only (all are independent)	Named executive officers, excluding the Chairman and CEO

•    Has overall responsibility for evaluating and approving our executive compensation plans, policies and programs, and for monitoring performance and compensation levels.

•    Oversees our annual and long-term incentive plans and programs and periodically assesses our director compensation program.

Assessment of Individual Performance

Individual performance has a strong impact on compensation. The Special Committee meets with the Chairman and CEO in private sessions at the beginning of the year to agree upon performance objectives for the year. At the end of the year, the Special Committee meets in executive session to review the performance of the Chairman and CEO based on achievement of the agreed-upon objectives, contribution to our performance objectives and other leadership accomplishments. Members of the Special Committee review the Chairman and CEO’s performance individually and arrive at a consensus evaluation. This evaluation is reviewed with the Chairman and CEO and utilized to support compensation judgments by the Special Committee.

For other named executive officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chairman and CEO and applies its judgment based on the Board’s interactions with the executive and their knowledge of the named executive officers contributions to our success. As with our Chairman and CEO, the named executive officer’s performance is based on the executive’s achievement of performance objectives, contributions to our performance and other leadership qualities.

Assessment of Company Performance

The Committees use Company performance measures to establish total compensation ranges relative to our performance and the performance of our comparator groups. In addition, the Committees establish specific performance measures that determine payouts under cash and equity-based incentive programs.

Role of the Independent Compensation Consultant

The Compensation Committee has the authority under its charter to directly engage outside advisors, experts and others for assistance. Pursuant to this authority, the Committee has engaged Frederic W. Cook & Co., Inc., (“F.W. Cook”) since 2007 for independent guidance on executive compensation issues. F.W. Cook does not provide any other services to the Company and their work in support of the Committee did not raise any conflicts of interest.

In connection with its engagement, F.W. Cook provided the Committee with independent and objective advice concerning the types and levels of compensation to be paid to our Chairman and CEO and the other named executive officers for 2012. F.W. Cook assisted the Committee by providing market compensation data (e.g., industry compensation surveys and benchmarking data) on base pay, annual and long-term incentives and industry trends. F.W. Cook also facilitates the independent review of Chairman and CEO performance.

Role of Benchmarking and Comparator Companies

Each year, the Compensation Committee commissions a compensation analysis conducted by its independent compensation consultant to determine whether our executive compensation program is appropriate compared to other publicly-held companies of similar size and industry.

Talent for senior-level management positions and key roles in the organization can be acquired across a broad spectrum of companies. As such, we rely on a group of publicly-held companies of similar size and/or complexity as determined by revenue, market capitalization and other measures to assess competitiveness. The Industrial comparator group for 2012 is the same as used in 2011, with the exception that Lubrizol was removed following its acquisition by Berkshire-Hathaway in 2011; the Industrial comparator group was comprised of the following companies:

Air Products & Chemicals, Inc.

Barrick Gold Corporation

Cliffs Natural Resources Inc.

Consol Energy Inc.

Eastman Chemical Company

Ecolab, Inc.

El Paso Corporation(1)

EOG Resources

Freeport-McMoRan Copper & Gold, Inc.

Goodrich Corporation(2)

ITT Corporation

Monsanto Company

National Oilwell Varco, Inc.

Newmont Mining Corporation

Praxair, Inc.

Rockwell Automation, Inc.

Southern Copper Corporation

SPX Corporation

Teck Resources

Timken Company

(1)	El Paso Corporation was acquired by Kinder Morgan Inc. in May 2012.

(2)	Goodrich Corporation was acquired by United Technologies in July 2012.

We also review the compensation practices and performance of five publicly-held coal mining companies as a secondary comparison. Because these companies are much smaller than us, we rely primarily on the Industrial comparator group for individual executive compensation benchmarking. The Coal comparator group for 2012 was comprised of the following companies:

Alpha Natural Resources, Inc.

Arch Coal, Inc.

Consol Energy Inc.

James River Coal Company

Westmoreland Coal Company

Historically, this group has included Patriot Coal but it was removed from the group due to its bankruptcy filing in July 2012.

In addition, we review compensation levels and practices of global companies in the mining, metals and energy sectors when relevant data are available.

Overall, F.W. Cook confirmed that our executive compensation program, as structured, is competitive with our comparators. Based upon the review of the compensation plans discussed below, comparator group compensation levels and assessments of individual and corporate performance, the Committee, with the assistance of F.W. Cook, determined that the design of and value delivered under our executive compensation program are appropriate.

2012 Executive Compensation Components

For 2012, the principal components of compensation for the named executive officers were:

•	Annual Base Salary;

•	Annual Cash Incentive Compensation;

•	Long-term Equity Incentives; and

•	Retirement and Other broad-based benefits programs (on the same basis as other employees).

The graph below illustrates the mix of target compensation determined by the Committees. Compared with the Industrial comparator group, a greater portion of our target total direct compensation program is performance based. The Committees believe that this overall mix provides an effective delivery of total compensation that:

•	Encourages retention and engagement by delivering competitive compensation with variable and performance-based elements exceeding market benchmarks when performance is strong; and

•	Maintains a strong link to our performance and shareholder returns through a balanced incentive program.

Annual Base Salary

Base salary for each named executive officer is established based on the executive’s responsibilities, performance and experience, our overall budget for merit increases and the competitive environment. The Committees reviewed the base salaries of the named executive officers to ensure that they take into account those factors along with changes in role or promotions and that salary levels are competitive with those of companies of similar size and complexity.

For 2012, the Committees approved annual base salary merit increases for the named executive officers based on market information and individual performance.

Annual Cash Incentive Compensation

Our annual incentive compensation plan provides opportunities for our executives, including the named executive officers, to earn annual cash incentive payments tied to the successful achievement of pre-established objectives that support our business strategy.

Under the plan, the named executive officers are assigned threshold, target and maximum earnings opportunities. The target incentive opportunity is established through an analysis of compensation for comparable positions in companies of similar size and complexity and is intended to provide a competitive level of compensation when performance objectives are achieved. If actual performance does not meet the threshold level, no incentive is earned for that particular performance goal. At threshold performance levels, the incentive that can be earned generally equals 50% of the target incentive and, at maximum performance levels, the incentive that can be earned is up to 200% of the target incentive.

The named executive officers generally earn target incentive payouts for achieving safety and financial goals and meeting individual performance goals. We seek to set these goals to encourage superior performance. Maximum incentive payments may be awarded when budgeted safety goals, financial goals and individual performance goals are significantly exceeded. Goals and payouts for the named executive officers are reviewed and approved by the Committees for each calendar year. To enhance competitiveness with peer group comparators, the annual incentive target opportunity for the Chairman and CEO was increased from 115% of base salary to 120% of base salary, effective for the 2012 fiscal year.

2012 Annual Incentive Performance Measures

Annual incentives for our named executive officers are determined by the following two-step process. First, the level of funding for potential payment of incentive awards under the 2008 Management Annual Incentive Plan (the “MAIP”) is determined. Second, actual incentive award payouts are determined based on achievement against specified performance measures.

Awards under the MAIP are intended to be “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Incentive goals are set with the expectation that the MAIP will be funded at the maximum level. Assuming those incentive goals are met, the Committees can then exercise negative discretion to determine the actual awards under the MAIP for the named executive officers, which are generally consistent with the annual incentive awards to other key executives. For 2012, the Compensation Committee selected and approved the following performance goals:

•	Dividend payment — Payment of quarterly cash dividends in 2012 to shareholders at least equal to dividend payments in 2011 on a per share basis.

•	Debt service payment — Timely payment of required short-term and long-term debt service obligations.

Based on our successful achievement of these goals, the Committees permitted distribution of incentives under the MAIP. For 2012, the goals listed below exclude the results of the PEA-PCI acquisition for two primary reasons; first, due to the timing of the acquisition in late 2011 and our desire to fully integrate PEA-PCI’s business into our operations; and, second, based on our desire to measure the 2012 to 2011 year over year performance on a comparable basis.

Based on input from management and information and advice from F.W. Cook, the Committees established performance measures and weightings for determining the 2012 annual incentive opportunity for the named executive officers.

2012 Performance Measure	Method of Determination	Alignment with Performance Focus
Adjusted EBITDA excluding acquisition-related items	Income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization, asset impairment and mine closure costs and amortization of basis difference associated with equity method investments and excluding the related financial performance from the PEA-PCI acquisition.	This is a key metric used by us to measure our operating performance, as well as an indicator of our ability to meet debt service and capital expenditure requirements.
Adjusted Diluted Earnings Per Share excluding acquisition-related items

This metric is calculated using income from continuing operations after applying the two-class method to allocate earnings to common stock and participating securities, then dividing the result by the total shares outstanding on a fully-diluted basis, excluding (a) the impacts of asset impairment and mine closure costs, net of tax, (b) the remeasurement of foreign income tax accounts on our income tax provision and

(c) excluding the related financial performance from the PEA-PCI acquisition.

This is a key metric used by us to assess our profitability.
Global Safety Incidence Rate excluding PEA-PCI operations	The Global Safety Incidence Rate is the number of injuries (U.S. Mine Safety and Health Administration reportable injury degree codes 1 to 6) divided by the number of employee hours worked, multiplied by 200,000 hours. The rate excludes the injuries and hours associated with office workers. The rate also excludes the injuries and hours associated with the PEA-PCI operations.	Safety is a core value that is integrated into all areas of our business. For 2012, our quantitative safety goal was set at a 10% improvement over actual results for 2011.

Individual Goals

The individual goals established for the named executive officers were designed to further our business strategies and increase shareholder value. The individual goals for each of the named executive officers were reviewed and approved in advance by the Committees. These goals and objectives centered on:

Goals and Objectives
Continuous improvement in safety	Operational improvement
Growth in revenue and earnings	Industry and government relations
Succession planning and building of a deep talent pool	Long-term strategic direction
Value-enhancing mergers and acquisitions

The Committees periodically review market conditions to ensure the appropriateness of established financial performance measures and individual goals for the named executive officers.

Annual Cash Incentive Payouts for 2012 Performance

The table below summarizes the actual results for these performance goals for 2012.

Measure	Percentage of Total Award	Target	Actual Results		Achievement
Adjusted EBITDA excluding acquisition-related items ($ millions)	35.0%	$2,009.0	$1,838.3	(1)	Below Target
Adjusted Diluted Earnings Per Share excluding acquisition-related items ($/share)	10.0%	$3.06	$3.18	(1)	Above Target
Global Safety Incidence Rate excluding PEA-PCI operations	10.0%	1.73	1.81		Below Target
Individual Goals	45.0%		By Individual		Above Target

(1)	Charges related to the closure of the Willow Lake Mine have been included in the 2012 results for purposes of calculating annual incentives

For their 2012 performance, the named executive officers earned payouts under the MAIP, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Annual incentive payouts for 2012 were based on our achievement of quantitative goals and individual goals shown in the table above.

The Committees evaluated Mr. Boyce’s performance and that of each of the other named executive officers relative to the aforementioned goals and approved their respective 2012 payouts. Specifically, Mr. Boyce earned 150% of his target individual performance goals. The other named executive officers earned between 140% and 170% of their respective target individual performance goals based on their respective individual performance. For each named executive officer, the Committees evaluated achievement of individual performance goals, giving consideration to the nature and impact of his or her role and the relative impact on our 2012 key goals and achievements as outlined on page 24.

The following table shows the target annual incentive payout and the applicable payout range (each shown as a percentage of base salary) for each of the named executive officers, the award for 2012, and the award earned as a percentage of salary in 2012. The target payout and payout range for each executive are based on his or her level of participation in the Plan and competitive market practices.

2012 Annual Incentive Awards — Named Executive Officers

Name	Target Payout as a % of Salary	Payout Range as a % of Salary	Award ($)	Award Earned as a % of Salary(1)
Gregory H. Boyce	120%	0-240%	1,712,689	142%
Eric Ford	80%	0-160%	854,442	101%
Michael C. Crews	80%	0-160%	542,067	101%
Charles F. Meintjes	80%	0-160%	612,489	151%
Sharon D. Fiehler	80%	0-160%	438,832	90%
Richard A. Navarre(2)	90%	0-180%	N/A	N/A

(1)	Percentages may vary by named executive officer based on weighted average of time in positions held throughout the year.
(2)	Mr. Navarre terminated his employment with us on June 30, 2012.

Long-Term Equity Incentive Compensation

Our long-term equity incentive compensation plan provides opportunities for key executives to earn equity compensation if certain pre-established long-term objectives are achieved.

The named executive officers receive long-term incentive compensation through awards of stock options and performance units. In approving the long-term incentive target awards, the Committees consider the advice of F.W. Cook, as well as available benchmarking data and retention considerations. These awards are structured to provide competitive long-term equity incentive opportunities where earned values are based on performance, aligned with shareholder value.

The targeted value of these awards, shown in the table below as a percentage of each executive’s base salary, is split evenly between stock options and performance units. Mr. Ford received restricted stock awards in lieu of stock options of commensurate value and comparable vesting terms, based upon taxation requirements of equity awards under Australian tax laws.

2012 Long-Term Incentive Awards — Named Executive Officers

Name	Target Opportunity as a % of Salary
Gregory H. Boyce	500%
Eric Ford	275%
Michael C. Crews	225%
Charles Meintjes	200%
Sharon D. Fiehler	200%
Richard A. Navarre(1)	325%

(1)	Mr. Navarre terminated his employment with us on June 30, 2012.

Stock Options

Our stock option program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value, provide an opportunity for increased equity ownership by executives and maintain competitive levels of total compensation opportunity.

The Committees meet in December of each year to evaluate, review and approve the annual stock option award design and level of awards for the named executive officers. The Committees approve stock option awards prospectively. Annual stock option awards are generally approved in early December for granting on the first trading day in January at our closing market price per share on the grant date. The Committees may occasionally approve stock option awards that are granted other than on the first trading day of the year, to recognize promotions or new hires. In these cases, the award is approved in advance of the grant date, and the stock option grant is awarded on the determined date with an exercise price equal to our closing market price per share on the grant date. We use a Black-Scholes valuation model to establish the grant-date fair value of all stock option grants.

Stock options will have intrinsic value only if the market price of our Common Stock increases after the grant date. Stock options generally vest in one-third increments over a period of three years or cliff vest after three years; however, options will immediately vest in full upon a change in control or a recapitalization event or upon the holder’s death or disability. If the holder terminates employment without good reason (generally as defined in his or her employment agreement), all unvested stock options are forfeited. In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates (1) during the first three years of his employment term (2010-2012) due to his disability, death, termination by us without cause or resignation for good reason (as defined in his employment agreement) or (2) during the last two years of the employment term (2013-2014) for any reason other than cause or retirement without his giving six months written notice. Stock options expire, at the latest, ten years from the date of grant.

Performance Units

Similar to the stock option program, our performance unit program is a long-term incentive plan designed to create a direct link between executive compensation and increased shareholder value by rewarding executives for the achievement of strong financial returns on capital and total shareholder return.

Performance units granted in 2012 will be payable, if earned, in shares of our Common Stock. The percentage of the performance units earned is based on our total shareholder return (“TSR”) over a period beginning January 3, 2012 and ending December 31, 2014 (the “performance cycle”) relative to the Industry comparator group and the S&P 500 Index (together weighted as 50% of the total award) and Return on Capital (as defined below) (weighted as 50% of the total award).

TSR measures cumulative stock price appreciation plus dividends. The Industry comparator group is generally perceived to be subject to market conditions and investor reactions similar to us. For purposes of the 2012 award, the Industry comparator group consisted of the following companies and excludes certain other coal mining companies (James River Coal Company and Westmoreland Coal Company) based on size:

Alpha Natural Resources, Inc.

Arch Coal, Inc.

Cloud Peak Energy

Consol Energy Inc.

Patriot Coal Corporation

Walter Energy, Inc.

Return on Capital is determined by taking the average annual operating profit for the performance cycle or, in the event of a determination date that precedes the end of the performance cycle, the portion of the performance cycle that has been completed as of the last day of the calendar quarter that ends on or immediately precedes the determination date, before taxes and dividing such number by the average total capital (excluding PEA-PCI). The average total capital is determined using total debt plus total equity for the 37 month-end periods from December 2011 through December 2014 or, if earlier, the calendar quarter ending coincident with or immediately prior to the determination date. For performance units granted for 2012, the transaction costs and the related financial performance from the PEA-PCI acquisition have been excluded.

We are currently included in the S&P 500 Index and were at the time the 2012 performance unit awards were granted. Our TSR performance compared to the Industry comparator group is weighted at 12.5% of the total award, while our TSR performance compared to the S&P 500 Index is weighted at 37.5% of the total award. With regard to the 2012 performance unit award, performance against the Industry comparator group and performance against the S&P 500 Index are calculated independently. Performance unit payout formulas for the 2012 award are as follows:

•

Threshold payouts (equal to 40% of the number of target performance units granted) begin for TSR performance at the 35th percentile of the Industry Peer Group, the 35th percentile of the S&P 500 Index and a threshold goal for three-year Return on Capital.

•

Target payouts (equal to 100% of the number of target performance units granted) are earned for performance at the 50th percentile of the Industry Peer Group, 50th percentile of the S&P 500 Index and a target goal for three-year Return on Capital.

•

Maximum payouts (equal to 200% of the number of target performance units granted) are earned for performance at the 75th percentile of the Industry Peer Group, the 75th percentile of the S&P 500 Index and a maximum goal for three-year Return on Capital.

•	Payouts are ratably adjusted for performance between threshold and target, and between target and maximum levels.

•

For any component of TSR performance (Industry Peer Group TSR or the S&P 500 TSR), if TSR performance is negative and below the 50th percentile, no payout will be awarded for that portion of the award. In addition, if TSR performance is negative and above the 50th percentile, the maximum payout cannot exceed 150% of the number of target performance units granted.

The target number of performance units granted is determined using the average closing market price per share of our Common Stock during the four weeks of trading immediately following the date of grant.

Our TSR over the three-year performance period is based on the average closing market price per share of our Common Stock during the first four weeks of trading in the performance cycle compared to the average closing market price per share of our Common Stock during the last four weeks of trading in the performance cycle. Units vest monthly and are payable in Common Stock at the conclusion of the measurement period, subject to the achievement of performance goals.

Following termination of employment on account of the named executive officer’s retirement, termination by us without cause or by the named executive officer for good reason (as defined in his or her employment agreement), the named executive officer would receive payment from us at the end of the performance cycle determined by the number of vested performance units based on performance measured through the end of the performance period. Upon a change in control, the named executive officer would receive payment from us determined by the number of vested performance units and based on performance through the date of the change in control. Upon the named executive officer’s termination of employment due to death or disability, the named executive officer (other than Mr. Boyce) would receive payment from us for 100% of his or her performance units outstanding as of the date the event occurs based upon performance measured through the date of employment termination. Except with respect to Mr. Boyce, if the named executive officer terminates employment without good reason (as defined in his or her employment agreement), all performance units are forfeited.

Performance units granted to Mr. Boyce also become fully vested upon his termination of employment due to death or disability, but he is to receive payment from us for such awards at the end of the performance cycle, based upon performance measured through the end of the performance period. In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the award agreement of unvested performance units if his employment terminates during the last two years of the employment term (2013-2014) for any reason other than cause or retirement without his giving six months advance written notice.

Restricted Stock

When appropriate, we utilize time based and/or performance based restricted stock awards. Vesting on these awards may vary based on our objectives for reward, retention and special recognition. In addition, based on tax requirements in the geographies in which we operate, we may utilize restricted stock in lieu of stock options.

Share Ownership Requirements

Both management and the Board of Directors believe our executives and directors should acquire and retain a significant amount of our Common Stock in order to further align their interests with those of shareholders.

Under our share ownership requirements, Mr. Boyce is required to acquire and retain Common Stock having a value equal to at least five times his base salary. Each other named executive officer is required to acquire and retain Common Stock having a value equal to at least three times his or her base salary within five years after assuming his or her executive position.

The following table summarizes the ownership of Common Stock as of December 31, 2012 by our named executive officers.

Name	Ownership Requirement Relative to Base Salary	Ownership Relative to Actual Base Salary as of December 31, 2012
Gregory H. Boyce(1)	5.0x	7.7x
Eric Ford	3.0x	5.2x
Michael C. Crews(2)	3.0x	4.3x
Charles F. Meintjes(2)	3.0x	1.7x
Sharon D. Fiehler	3.0x	5.0x
Richard A. Navarre(3)	N/A	N/A

(1)	Share ownership includes 86,602 phantom shares granted to Mr. Boyce on October 1, 2003 under the terms of his employment agreement.

(2)	Mr. Crews was promoted effective June 20, 2008 and Mr. Meintjes was promoted effective November 15, 2012.

(3)	Mr. Navarre terminated his employment with us on June 30, 2012.

Broad-based Benefits

Our named executive officers are eligible to receive benefits generally available to our U.S. employees. Current benefit plans generally available to all U.S. employees include:

Health and Insurance Benefits	Other Benefits
Medical Insurance	Defined Contribution Plan (401(k))
Dental Insurance	Peabody Investments Corp. Supplemental
Health Care Flexible Spending Account	Retirement Plan
Dependent Care Flexible Spending Account	Employee Stock Purchase Plan
Life Insurance	Vacation and Holidays
Short-Term and Long-Term Disability Insurance	Superannuation Fund (Mr. Ford)
Accidental Death and Dismemberment Insurance
Business Travel Accidental Insurance
Long-Term Care Insurance

Perquisites

Security and Travel Arrangements

The Board has concluded that for security reasons, Mr. Boyce must use our aircraft (or charted aircraft as approved by the Corporate Security Department) for business or personal purposes, and his spouse, children and invited guests may accompany him. In addition, we provide Mr. Boyce access to a car and driver based on our security assessment. We provide Mr. Boyce with a tax gross-up for any imputed income associated with these security and travel arrangements.

Our aircraft may be used by our other named executive officers for business purposes. Spouses may accompany the other named executive officers who are traveling on our aircraft for business purposes (annual aggregate incremental costs may not exceed $50,000) and we provide tax gross-ups for imputed income resulting from those trips.

Relocation

We generally provide relocation benefits to named executive officers who are newly-hired or have been asked by us to relocate. These benefits typically include payment for the costs of relocation, temporary housing, closing costs and associated tax gross-ups.

Tax Preparation Services

Pursuant to the terms of his employment agreement with us, we reimburse Mr. Ford for the cost of tax preparation services and any associated tax gross-ups. We also reimburse Mr. Meintjes for the cost of tax preparation services and any associated tax gross-ups.

Deductibility of Compensation Expenses

Pursuant to Section 162(m) of the Internal Revenue Code some compensation paid to named executive officers in excess of $1 million is not tax deductible, except to the extent it constitutes “performance-based compensation.” The Committees have and will continue to consider the impact of Section 162(m) when establishing incentive compensation plans. As a result, a significant portion of our executive compensation satisfies the requirements for deductibility under Section 162(m). At the same time, the Committees consider as their primary goal the design of compensation strategies that further the best interests of our shareholders. In certain cases, the Committees may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating shareholder value. The Committees therefore retain the ability to evaluate the performance of our named executive officers and to pay appropriate compensation, even if some of it may be non-deductible.

Executive Compensation Claw Back Policy

If we are required to prepare an accounting restatement due to fraudulent and/or intentional material misrepresentation, the Board may take action to recoup incentive awards and equity gains on awards granted to named executive officers to the extent such awards exceeded the payment that would have been made based on the restated financial results. This right to recoup expires unless such determination is made by the Board within three years following payment of the award.

Employment Agreements

The Compensation Committee approves the terms of all named executive officer employment agreements other than Mr. Boyce. The Special Committee approves the employment agreement for Mr. Boyce. The terms of those agreements, including the provision of post-termination benefits, were structured to attract and retain persons believed to be key to our success, as well as to be competitive with compensation practices for executives in similar positions at companies of similar size and complexity. In assessing whether the terms of the employment agreements were competitive, the Committees received advice from F.W. Cook and reviewed appropriate surveys and industry benchmarking data.

The following table highlights employment agreement provisions for the Chairman and CEO and other named executive officers:

Employment Agreement Provisions
Position	• Chairman & CEO	• Other Named Executive Officers
Most recent employment agreement date	• 12/31/09	• 12/31/08 (Mr. Crews, Ms. Fiehler) • 11/15/12 (Mr. Meintjes) • 4/1/12 (Mr. Ford)
Term of contract	• 12/31/09 – 12/31/14, renewal as determined by the Board at the end of the contract term

•   Two years, extends day to day (Mr. Ford, Ms. Fiehler)

•   Three year initial contract, automatic renewal for one-year period at the end of initial term, unless written notice is provided by either party 90-days before the end of the applicable period

Employment Agreement Provisions
Severance Benefits

•   Upon termination other than for cause or resignation for good reason, severance is equal to specified multiple (of 2.8 from 12/31/09 through 3/31/12 and thereafter reduced ratably on a daily basis to 0 on 12/31/14) times:

¡  Annual base salary

¡  Average actual annual incentive earned for the three years preceding the year of termination

¡  Six percent of base salary (to compensate for Company contributions he otherwise would have earned under our retirement plan)

•   Upon termination other than for cause or upon resignation for good reason, severance is equal to a 2X multiple (1X for Mr. Meintjes) times:

¡  Annual base salary

¡  Average actual annual incentive earned for the three years preceding the year of termination

¡  Six percent of base salary (to compensate for Company contributions he or she otherwise would have earned under our retirement plan) (Mr. Crews, Meintjes, Ms. Fiehler)

¡  Nine percent of base salary (to compensate for superannuation contributions he otherwise would have received (Mr. Ford)

•   Upon termination other than for cause or resignation for good reason, Mr. Boyce is entitled to a one-time prorated annual incentive for the year of termination, qualified and nonqualified retirement, life insurance, medical and other benefits for a period that corresponds to the specified multiple

•   Upon termination other than for cause or resignation for good reason, executive is also entitled to a one-time prorated annual incentive for the year of termination, qualified and nonqualified retirement, life insurance, medical and other benefits for two years (18 months for Mr. Meintjes)

	• One-half of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date	• One-half of severance benefit total paid in lump sum on the earlier of executive’s death or first day after six month anniversary of termination date
	• Remaining one-half of severance benefits total paid in six equal monthly payments beginning on the first day of the month next following the initial lump sum payment	• Remaining one-half of severance benefits total paid in six equal monthly payments beginning on the first day of the month next following the initial lump sum payment
	• We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws	• We are not obligated to provide any benefits under tax qualified plans that are not permitted by plan terms or applicable laws
Restrictive Covenants (post-termination)	• Confidentiality (indefinite)	• Confidentiality (indefinite)

•   Non-compete (1 year) — (in the case of Mr. Crews and Mr. Meintjes, the non-compete does not apply if the employment agreement is not renewed and no severance benefits are paid following termination)

•   Non-solicitation (2 years)

•   Breach will result in forfeiture of any unpaid amounts or benefits

Employment Agreement Provisions
Make-Whole Payments

•   Upon termination of employment, Mr. Boyce is entitled to a payment of $800,000 to compensate him for amounts he forfeited upon leaving his former employer

•   Upon termination for any reason, deferred compensation payable in cash in one of the following amounts:

¡  If termination occurred (a) prior to age 62, the greatest of either (1) $622,500 plus interest through the date of termination, or (2) an amount equal to the fair market value of 86,602 shares of Common Stock on the date of termination; or (3) $1.6 million, reduced by 0.333% for each month that termination occurs before he reaches age 62; or (b) on or after age 62, the greater of the amount referenced in (a) on the date of termination or $1.6 million

• Upon termination of employment, Mr. Ford is entitled to a payment of $800,000 to compensate him for amounts he forfeited upon leaving his former employer
Tax Gross-Ups

•   No tax gross-up payments for any excise taxes or related interest or penalties imposed by Internal Revenue Code Section 4999 (collectively, “Excise Tax”). If Mr. Boyce becomes entitled to any payment, benefit or distribution which is subject to the Excise Tax, the aggregate payments shall be reduced (using a method that complies with Internal Revenue Code Section 409A) to the safe harbor amount under Internal Revenue Code Section 280G if the value of Mr. Boyce’s net after-tax benefit as a result of the reduction would exceed the value of the net after-tax benefit if such reduction were not made and Mr. Boyce paid the Excise Tax

• If Excise Taxes are incurred, we will make the tax gross up payments so that the Executive (Mr. Crews and Ms. Fiehler) will be in the same financial position as if the Excise Taxes were not incurred

Changes to Compensation Program for 2013

Based on Compensation Committee review and decisions, the following executive compensation program changes were approved for 2013:

•

Base salary merit increases for named executive officers have been deferred until market conditions improve. Where market environment dictates, market-based adjustments to base salary will be made to maintain competitiveness;

•

For the 2013 Performance Unit Program award, performance will be measured based upon 100% TSR performance against the S&P 500 (weighted at 75% of the award) and the Industry Comparator group (weighted at 25% of the award) in light of the uncertain global economy;

•

Calculation of the safety metric component, which currently comprises 10% of the total potential Annual Incentive award payout, has been revised to enhance the company’s focus on safety. In the event of a work related fatality, payment on the safety metric component will be reduced to zero for the affected business unit and for corporate staff, including the named executive officers. The Committee made this change to further encourage leadership and management of our safety initiatives across the global platform; and

•

A consistent definition of retirement eligibility under equity incentive programs was adopted (at least 60 and 10 years or more of service, unless the officer had already reached previous retirement eligibility of age 55 and 10 years of service).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Company’s disclosure under “Compensation Discussion and Analysis” beginning on page 24.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION COMMITTEE:

WILLIAM A. COLEY, CHAIR

WILLIAM E. JAMES

ROBERT B. KARN III

M. FRANCES KEETH

ROBERT A. MALONE

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or accrued by our Chairman and CEO, our Chief Financial Officer, our Former President Americas and our three other most highly compensated executive officers for their service to us during the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Gregory H. Boyce	2012	1,208,160	—	3,222,463	2,903,452	1,712,689	—	444,641	9,491,405
Chairman and Chief Executive Officer	2011	1,147,245	—	3,393,179	2,806,223	2,624,793	—	246,153	10,217,593
	2010	1,110,250	—	3,402,538	2,554,643	2,359,306	—	164,266	9,591,003

Eric Ford	2012	850,050	—	2,096,807	—	854,442	—	936,791	4,738,090
Chairman Australia(7)	2011	710,125	225,000	3,156,771	956,709	915,200	—	108,803	6,072,608
	2010	690,375	—	1,124,441	844,241	966,248	—	172,751	3,798,056

Michael C. Crews	2012	537,500	—	2,127,373	565,280	542,067	5,661	62,188	3,840,069
Executive Vice President and Chief Financial Officer	2011	491,250	150,000	632,794	523,349	650,000	4,224	63,555	2,515,172
	2010	461,250	—	599,710	450,272	608,818	2,467	59,383	2,181,900

Charles F. Meintjes	2012	406,386	125,000	710,645	189,815	612,489	—	254,707	2,299,042
President Australia(8)

Sharon D. Fiehler	2012	486,250	—	529,792	477,353	438,832	153,187	75,984	2,161,398
Executive Vice President And Chief Administrative Officer	2011	472,125	—	560,699	463,684	646,000	127,623	64,342	2,334,473
	2010	460,125	—	599,710	450,272	597,584	118,910	62,267	2,288,868

Richard A. Navarre	2012	398,750	—	2,904,661	1,265,611	—	80,330	1,990,758	6,640,110
Former President Americas(9)	2011	769,500	500,000	1,480,229	1,224,167	1,133,438	63,844	101,260	5,272,438
	2010	747,250	—	1,337,732	1,004,337	1,210,784	42,812	96,210	4,439,125

(1)	Salaries earned in 2012 may reflect annual base salary changes due to merit based adjustments, where applicable.

(2)	To compensate Mr. Meintjes for his service as Acting President Americas in 2012, he received a one-time payment of $125,000 on November 15, 2012.

(3)

Amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. For 2012 performance unit awards included in the Stock Awards column, the maximum potential payout is estimated as follows: Mr. Boyce, $6,444,926; Mr. Ford, $2,516,562; Mr. Crews, $1,254,781; Mr. Meintjes $421,326; Ms. Fiehler, $1,059,584; and Mr. Navarre, $2,809,358. We caution that amounts ultimately realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

(4)

Amounts in this column represent awards under our annual incentive plan. The material terms of the 2012 awards are described under the caption “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis section.

(5)	The amounts in this column reflect changes in pension values. See page 50 for further discussion about the Pension Plan.

(6)	Amounts included in this column are described in the All Other Compensation table.

(7)

For purposes of this Summary Compensation Table and information elsewhere in this Proxy Statement, Mr. Ford’s base salary and non-equity incentive plan compensation have been converted from Australian Dollars (AUD) to U.S. Dollars (USD) at an exchange rate of 1.03829 USD per AUD (measured at December 31, 2012).

(8)	Mr. Meintjes was promoted to his current position on November 16, 2012.

(9)	Mr. Navarre terminated his employment with us on June 30, 2012.

All Other Compensation

The following table sets forth detailed information regarding the amounts reported in the All Other Compensation column of the Summary Compensation Table for the named executive officers.

Name	Year	Group Term Life Insurance ($)	Annual 401(k) Matching and Performance Contributions ($)	Other Additional Payments ($)(1)	Tax Gross-Ups ($)(2)	Perquisites ($)(3)(4)	Total ($)
Gregory H. Boyce	2012	4,902	123,967	—	18,047	297,725	444,641
	2011	4,902	138,174	—	7,826	95,251	246,153
	2010	4,902	133,935	—	16,964	8,465	164,266
Eric Ford	2012	1,226	12,307	173,406	148,014	601,838	936,791
	2011	4,902	85,508	—	7,808	10,585	108,803
	2010	4,902	83,153	—	4,793	79,903	172,751
Michael C. Crews	2012	1,361	55,350	—	3,892	1,585	62,188
	2011	824	59,475	—	2,372	884	63,555
	2010	771	55,575	—	2,240	797	59,383
Charles F. Meintjes	2012	1,545	54,983	—	37,391	160,788	254,707
Sharon D. Fiehler	2012	3,506	49,755	—	8,575	14,148	75,984
	2011	3,399	56,828	—	3,069	1,046	64,342
	2010	1,769	55,418	—	3,609	1,471	62,267
Richard A. Navarre(5)	2012	1,304	31,946	1,953,447	3,277	784	1,990,758
	2011	2,622	92,670	—	4,522	1,446	101,260
	2010	2,622	90,015	—	2,816	757	96,210

(1)

For Mr. Ford, represents an equalization payment made in connection with an equity tax impairment charge occurring in connection with his relocation to Australia. The amount shown for Mr. Navarre includes certain compensation received upon termination of his employment with us, including $630,000 in cash severance, $133,690 in earned vacation, $919,757 from the vesting of restricted stock and $270,000 in consulting fees.

(2)

For Mr. Boyce, Mr. Ford, Mr. Crews, Mr. Meintjes, Ms. Fiehler and Mr. Navarre, represents the tax gross-ups relating to taxes due for use of our corporate aircraft (as defined and calculated in accordance with Internal Revenue Service guidelines). The amounts shown also include the tax gross-ups for the following other expenses incurred in 2012: for Mr. Boyce, a company provided car and driver; for Mr. Ford, relocation and tax preparation expenses; and for Mr. Meintjes, relocation, tax preparation and financial planning expenses.

(3)

Amounts include the aggregate incremental cost to us of trips where a spouse/guest accompanied the executive on our corporate aircraft for Company business purposes, and in the case of Mr. Boyce, the aggregate incremental cost of his personal use of corporate aircraft. Aggregate incremental cost to us of use of our corporate aircraft is determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, and the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred. Aggregate incremental cost to us of a company provided car and driver is determined as the sum of an allocable portion of vehicle operating expenses and an allocable portion of the driver’s salary and benefits.

(4)

For Mr. Boyce, includes $290,951 for corporate aircraft usage. For Mr. Ford, includes for 2012 relocation expenses of $490,939 and tax return preparation costs of $110,319 pursuant to the terms of his offer of employment with us. For Mr. Meintjes, includes for 2012 relocation expenses of $125,942 and tax return preparation costs of $22,014. In light of his promotion, Mr. Meintjes is no longer eligible to receive financial planning assistance beyond 2012.

(5)	Mr. Navarre terminated his employment with us on June 30, 2012.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table sets forth information concerning grants of plan-based awards during the year ended December 31, 2012 to the named executive officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Units (#)	All Other Option Awards: Number of Securities Options (#)(2)	Exercise or Base Price Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory H. Boyce			735,396	1,470,792	2,941,584
	1/3/2012	12/7/2011				31,670	79,176	158,352				3,222,463
	1/3/2012	12/7/2011								156,190	36.27	2,903,452
Eric Ford			340,559	681,118	1,362,236
	1/3/2012	12/7/2011				12,366	30,916	61,832				1,258,281
	1/3/2012	12/7/2011							23,119			838,526
Michael C. Crews			220,000	440,000	880,000
	1/3/2012	12/7/2011				6,166	15,415	30,830				627,391
	1/3/2012	12/7/2011								30,409	36.27	565,280
	1/3/2012	12/7/2011							41,356			1,499,982
Charles F. Meintjes			220,000	440,000	831,914
	1/3/2012	12/7/2011				2,070	5,176	10,352				210,663
	1/3/2012	12/7/2011								10,211	36.27	189,815
	1/3/2012	12/7/2011							13,785			499,982
Sharon D. Fiehler			196,000	392,000	784,000
	1/3/2012	12/7/2011				5,207	13,017	26,034				529,792
	1/3/2012	12/7/2011								25,679	36.27	477,353
Richard A. Navarre(4)			369,000	738,000	1,476,000
	1/3/2012	12/7/2011				13,805	34,513	69,026				1,404,679
	1/3/2012	12/7/2011								68,083	36.27	1,265,611
	1/3/2012	12/7/2011							41,356			1,499,982

(1)

Performance unit awards are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above. Performance unit awards granted in 2012 will be earned based on achievement of performance objectives for the period January 3, 2012 to December 31, 2014. The material terms of these awards, including payout formulas, are described under the caption “Performance Units” in the Compensation Discussion and Analysis section.

(2)

Stock option awards granted in 2012 are included in the “All Other Option Awards” column above. All options vest in three equal annual installments beginning on the first anniversary of the date of grant. The material terms of these awards are described under the caption “Stock Options” in the Compensation Discussion and Analysis section.

(3)

The value of performance unit awards and stock option awards are the grant date fair value determined under FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We caution that the amount ultimately realized from the stock and option awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales.

(4)	Mr. Navarre terminated his employment with us on June 30, 2012.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

The following table sets forth detail about the outstanding equity awards for each of the named executive officers as of December 31, 2012. We caution that the amount ultimately realized from the outstanding equity awards will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of exercises (in the case of options only) and stock sales. In the case of equity incentive awards, the amount ultimately realized will also vary with our stock performance relative to the Industry comparator group, the S&P 500 Index and our Return on Capital.

All unexercisable options and unvested shares or units of stock reflected in the table held by a named executive officer other than Mr. Boyce are subject to forfeiture if the holder terminates employment without good reason (as defined in the holder’s employment agreement). In accordance with the terms of his employment agreement, Mr. Boyce is provided continued vesting through the end of the vesting period set forth in the option agreement of unvested stock option awards if his employment terminates (1) during the first three years of his employment term (2010-2012) due to his disability, death, termination by us without cause or resignation for good reason (as defined in his employment agreement) or (2) during the last two years of the employment term (2013-2014) for any reason other than cause or retirement without his giving six months written notice. Stock options expire, at the latest, ten years from the date of grant.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Gregory H. Boyce										45,418	(5)	1,208,573
										79,176	(6)	2,106,873
							86,602	(7)	2,304,479
	27,501	(8)			21.6646	3/1/2015
	91,734	(9)			39.8143	1/3/2016
	120,314	(10)			34.9553	1/3/2017
	77,761	(11)			62.7200	1/2/2018
	186,154	(12)			26.8400	1/5/2019
	66,275	(13)	33,137	(13)	47.8700	1/4/2020
	27,577	(14)	55,154	(14)	64.5200	1/3/2021
			156,190	(15)	36.2700	1/3/2022

Total	597,316		244,481				86,602		2,304,479	124,594		3,315,446

Eric Ford										15,484	(5)	412,029
										30,916	(6)	822,675
							3,000	(16)	79,830
							24,038	(17)	639,651
							24,038	(18)	639,651
							23,119	(19)	615,197
	28,828	(20)			35.6481	3/6/2017
	34,037	(11)			62.7200	1/2/2018
	54,115	(12)			26.8400	1/5/2019
	21,902	(13)	10,951	(13)	47.8700	1/4/2020
	9,402	(14)	18,803	(14)	64.5200	1/3/2021

Total	148,284		29,754				74,195		1,974,329	46,400		1,234,704

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael C. Crews										8,470	(5)	225,387
										15,415	(6)	410,193
							41,356	(21)	1,100,483
	12,579	(22)			79.2800	7/14/2018
	8,979	(12)			26.8400	1/5/2019
	5,840	(13)	5,841	(13)	47.8700	1/4/2020
	5,143	(14)	10,286	(14)	64.5200	1/3/2021
			30,409	(15)	36.2700	1/3/2022

Total	32,541		46,536				41,356		1,100,483	23,885		635,580

Charles F. Meintjes										2,955	(5)	78,633
										5,176	(6)	137,733
							5,598	(23)	148,963
							13,785	(21)	366,819
	1,794	(14)	3,589	(14)	64.5200	1/3/2021
			10,211	(15)	36.2700	1/3/2022

Total	1,794		13,800				19,383		515,782	8,131		216,366

Sharon D. Fiehler										7,505	(5)	199,708
										13,017	(6)	346,382
	18,223	(11)			62.7200	1/2/2018
	23,089	(12)			26.8400	1/5/2019
	11,681	(13)	5,841	(13)	47.8700	1/4/2020
	4,557	(14)	9,113	(14)	64.5200	1/3/2021
			25,679	(15)	36.2700	1/3/2022

Total	57,550		40,633							20,522		546,090

(1)

The numbers of options/shares/units and the exercise prices of options have been adjusted, where applicable, to reflect our 2-for-1 stock splits in March 2005 and February 2006 and the spin-off of Patriot Coal Corporation on October 31, 2007.

(2)	The market value was calculated based on the closing market price per share of our Common Stock on the last trading day of 2012, $26.61 per share.

(3)	The number of performance units disclosed is based on the assumption that target performance goals will be achieved.

(4)

The payout value is calculated based on the closing market price per share of our Common Stock on the last trading day of 2012, $26.61 per share, and the assumption that target performance goals will be achieved.

(5)

The performance units were granted on January 3, 2011 and fully vest on December 31, 2013, based on our TSR performance relative to the applicable peer group and the S&P 500 Index and Return on Capital performance goals.

(6)

The performance units were granted on January 3, 2012 and fully vest on December 31, 2014, based on our TSR performance relative to the applicable peer group and the S&P 500 Index and Return on Capital performance goals.

(7)	The phantom units granted pursuant to Mr. Boyce’s employment agreement vested on October 14, 2009, and will be paid out to Mr. Boyce upon termination of his employment with us.

(8)	The options were granted on March 1, 2005 and vested in three equal annual installments beginning March 1, 2006.

(9)	The options were granted on January 3, 2006 and vested in three equal annual installments beginning January 3, 2007.

(10)	The options were granted on January 3, 2007 and vested in three equal annual installments beginning January 3, 2008.

(11)	The options were granted on January 2, 2008 and vested in three equal annual installments beginning January 2, 2009.

(12)	The options were granted on January 5, 2009 and vested in three equal annual installments beginning January 5 2010.

(13)	The options were granted on January 4, 2010 and vested or will vest in three equal annual installments beginning January 4, 2011.

(14)	The options were granted on January 3, 2011 and vested or will vest in three equal annual installments beginning January 3, 2012.

(15)	The options were granted on January 3, 2012 and vested or will vest in three equal annual installments beginning January 3, 2013.

(16)	The restricted shares were granted pursuant to Mr. Ford’s employment agreement and vested on March 6, 2013.

(17)	The restricted shares were granted on October 26, 2011 and vest one-half on December 31, 2013 and one-half on December 31, 2014.

(18)	The restricted shares were granted on October 26, 2011 and vest on December 31, 2013.

(19)	The restricted shares were granted on January 3, 2012 and vested or will vest in three equal annual installments beginning January 3, 2013.

(20)	The options were granted on March 6, 2007 and vested on March 6, 2009 and March 6, 2010.

(21)	The restricted shares were granted on January 3, 2012 and vest on January 3, 2015.

(22)	The options were granted on July 14, 2008 and vested on July 15, 2012.

(23)	The restricted shares were granted on January 4, 2010 and vest on January 4, 2013.

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table sets forth detail about stock option exercises during 2012 and stock awards that vested during 2012 for each of the named executive officers. The options in this table were granted on January 5, 2005. The stock awards are comprised of performance unit awards granted in 2010 and restricted stock awards granted in 2009 and 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting of Performance Units (#)(1)(3)	Number of Shares Acquired on Vesting of Restricted Shares (#)(4)	Value Realized on Vesting ($)(3)(5)
Gregory H. Boyce	56,248	706,244	19,019	—	478,323
Eric Ford	—	—	6,285	—	158,072
Michael C. Crews	—	—	3,352	—	84,306
Charles F. Meintjes	—	—	—	9,985	362,555
Sharon D. Fiehler	—	—	3,352	—	84,306
Richard A. Navarre(6)	—	—	—	41,356	919,757

(1)

Numbers have been adjusted to reflect our 2-for-1 stock splits in March 2005 and February 2006. Any options exercised after the spin-off of Patriot Coal Corporation on October 31, 2007 have also been adjusted for the spin-off.

(2)	The value realized was calculated based on the difference between the closing market price per share of our Common Stock on the date of exercise and the applicable exercise price.

(3)	Represents the number of shares of Common Stock delivered in January 2013 in connection with the payout of the performance unit awards granted in 2010 and vested on December 31, 2012.

(4)	Represents the number of shares of Common Stock delivered in connection with restrictions lifted from restricted shares that vested during 2012.

(5)

A detailed explanation of the value realized due to the payout of performance unit awards granted in 2010 is included in the Peabody Relative Performance for Performance Period Ended December 31, 2012 and Resulting Performance Unit Awards to Named Executive Officers table.

(6)	Mr. Navarre terminated his employment with us on June 30, 2012.

Performance Unit Program

In January 2013, the named executive officers received payouts under the terms of performance unit awards granted in 2010 that vested on December 31, 2012 (described under “Performance Units” in the Compensation Discussion and Analysis section). The value realized is shown in the “Stock Awards” column in the above table. These payouts were consistent with our stated executive compensation philosophy to create a clear link to shareholder value and to base compensation, in part, on relative external performance. Specifically, the percentage of these performance units earned was based on our TSR over the three-year performance period beginning January 4, 2010 and ended December 31, 2012, relative to the TSR of the Coal comparator group and the S&P 500 Index, and our Return on Capital over the same period.

Over the three-year performance period, our TSR of -42.9% was at the 59th percentile of the Coal comparator group and was at the 3rd percentile of the S&P 500 Index.

The following table sets forth additional details regarding performance unit payouts earned by each of the named executive officers in 2012. The payouts to the named executive officers relate to performance units granted in 2010 and reflect our performance and stock price appreciation during the ensuing three-year performance period.

Peabody Relative Performance for Performance Period Ended December 31, 2012 and

Resulting Performance Unit Award Payouts to Named Executive Officers

The following table compares our TSR for the three-year period ended December 31, 2012 to the performance of the Coal comparator group and to the performance of the S&P 500 Index. Based on our relative performance, the named executive officers earned the following awards under the program:

Name	Performance Period	Peabody Percentile Ranking Among Coal Comparator Group - Total Shareholder Return	Peabody Ranking Among Coal Comparator Group	Peabody Percentile Ranking Among Index Companies - Total Shareholder Return(1)	Peabody Ranking Among Index Companies(1)	Total Payout as a % of Target	Target Award Units (#)	Actual Award Shares (#)(2)	Actual Award Value ($)(3)
Gregory H. Boyce	2010-2012	58.6%	3 of 5	2.5%	398 of 408	33.6%	53,457	19,019	$478,323
Eric Ford							17,666	6,285	$158,072
Michael C. Crews							9,422	3,352	$84,306
Charles Meintjes(4)							—	—	—
Sharon D. Fiehler							9,422	3,352	$84,306
Richard A. Navarre(5)							21,017	—	—

(1)	The index is designed to track the performance of companies included in the S&P 500.

(2)	The actual shares awarded were calculated based on the closing price per share of our Common Stock on the settlement date, January 31, 2013 ($25.15).

(3)	The value of the awards was calculated based on the average closing price per share of our Common Stock for the four-week period ended December 31, 2012 ($26.63).

(4)	Based upon the timing of his promotion to President Australia, Mr. Meintjes was not eligible to participate in the plan.

(5)	Mr. Navarre terminated his employment with us on June 30, 2012.

PENSION BENEFITS IN 2012

Our frozen Retirement Plan for Salaried Employees, or pension plan, is a “defined benefit” plan. The pension plan provides a monthly annuity to eligible salaried employees when they retire. An employee must have at least five years of service to be vested in the pension plan. A full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55; however, a 4% reduction factor applies for each year a retiree receives a benefit prior to age 62.

We announced in February 1999 that the pension plan would be phased out beginning January 1, 2001. Certain transition benefits were introduced based on the age and service of affected employees at December 31, 2000. Each of the applicable named executive officers has had his or her pension benefits frozen. In all cases, final average earnings for retirement purposes are capped at December 31, 2000 levels.

An individual’s retirement benefit under the pension plan is equal to the sum of (1) 1.112% of the highest average monthly earnings over 60 consecutive months up to the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years, and (2) 1.5% of the average monthly earnings over 60 consecutive months over the “covered compensation limit” multiplied by the employee’s years of service, not to exceed 35 years. Under the plan, “earnings” include compensation earned as base salary and up to five annual incentive awards.

Listed below is the estimated present value of the current accumulated pension benefit under qualified and nonqualified plans as of December 31, 2012 for the named executive officers. The estimated present value was determined assuming the executive retires at age 62, the normal retirement age under the plan, using a discount rate of 4.10% and the RP 2000 White Collar Mortality with Mortality Improvements Projected to 2017 with Scale AA Table. Other material assumptions used in making the calculations are discussed in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the executives. Such amounts will be known only at the time the executives become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments in 2012 ($)
Gregory H. Boyce(2)	Retirement Plan for Salaried Employees	—	—	—
Eric Ford(2)	Retirement Plan for Salaried Employees	—	—	—
Michael C. Crews(3)	Retirement Plan for Salaried Employees	2.3	23,212	—
Charles F. Meintjes(2)	Retirement Plan for Salaried Employees	—	—	—
Sharon D. Fiehler(3)	Retirement Plan for Salaried Employees	19.8	891,614	—
Richard A. Navarre(3)(4)	Retirement Plan for Salaried Employees	7.8	400,631	—

(1)

Due to the phase-out of our pension plan as described above, years of credited service are less than years of actual service. Actual years of service for the named executive officers eligible to participate in the pension plan are as follows: Mr. Crews, 14.3; Ms. Fiehler 31.8; and Mr. Navarre, 19.3 (as of his retirement date).

(2)	Messrs. Boyce, Ford and Meintjes are not eligible to receive benefits under our pension plan because their employment with us began after the phase-out of the plan.

(3)

Under the terms of the phase-out, Mr. Crews’, Ms. Fiehler’s and Mr. Navarre’s pension benefits were frozen as of December 31, 2000, and years of credited service, for the purpose of the pension plan, ceased to accrue.

(4)	Mr. Navarre terminated his employment with us on June 30, 2012.

NONQUALIFIED DEFERRED COMPENSATION IN 2012

The following table sets forth detail about activity for the named executive officers in our excess defined contribution retirement plan and certain amounts payable to Mr. Boyce and Mr. Ford under their employment agreements.

All of the named executive officers participate in the nonqualified excess defined contribution retirement plan, which is designed to allow highly compensated and management employees to make contributions in excess of limits that apply to our tax-qualified 401(k) plan. The plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on the 401(k) plan. Investment options under the plan are identical to those under the 401(k) plan.

Name	Plan Name	Executive Contributions in 2012 ($)(1)	Company Contributions in 2012 ($)(2)	Aggregate Earnings in 2012 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of December 31, 2012 ($)(3)
Gregory H. Boyce	Excess Defined Contribution Retirement Plan	67,071	112,129	174,828	—	1,586,398
	Employment Agreement(4)	—	—	—	—	800,000
	Deferred Compensation Account(4)	—	—	—	—	2,304,479
Eric Ford	Excess Defined Contribution Retirement Plan	0	28,200	40,328	—	473,452
	Employment Agreement(4)	—	—	—	—	800,000
Michael C. Crews	Excess Defined Contribution Retirement Plan	25,875	35,000	22,181	—	243,310
Charles F. Meintjes	Excess Defined Contribution Retirement Plan	16,883	24,851	9,550	—	135,916
Sharon D. Fiehler	Excess Defined Contribution Retirement Plan	23,625	27,975	57,056	—	544,595
Richard A. Navarre(5)	Excess Defined Contribution Retirement Plan	19,771	48,746	124,706	—	1,035,905

(1)	The amounts reported in this column are also included in the Summary Compensation Table, in the “Salary” column for 2012.

(2)

A portion of the amounts reported in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column for 2012 and in the “Annual 401(k) Matching and Performance Contributions” column of the All Other Compensation table.

(3)	Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for 2012 and for 2010-2011:

Name	2012 Summary Compensation Table ($)	2010-2011 Summary Compensation Tables ($)	Total ($)
Gregory H. Boyce	57,490	213,309	270,799
Eric Ford	0	109,861	109,861
Michael C. Crews	17,250	61,152	78,402
Charles F. Meintjes	16,883	0	16,883
Sharon D. Fiehler	14,175	53,446	67,621
Richard A. Navarre	16,946	123,885	140,831

(4)	The amounts reported for Messrs. Boyce and Ford are discussed under the caption “Employment Agreements” in the Compensation Discussion and Analysis section.

(5)	Mr. Navarre terminated his employment with us on June 30, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to the named executive officers in the event of termination of such executive’s employment, including certain benefits upon a change in control of us, pursuant to the terms of their employment agreements and long-term incentive agreements. The amounts shown assume a termination effective as of December 31, 2012, including a gross-up for certain taxes in the event that any payment made in connection with the change in control was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The actual amounts that would be payable can be determined only at the time of the executive’s termi-

nation. The amount of compensation payable to each executive upon retirement is not included in the table, as none of the executives was eligible for retirement (age 60, with 10 years of service) as of December 31, 2012.

Potential Payments Upon Termination or Change in Control

	Cash Severance	Cont’d Benefits & Perquisites	Other Cash Payment	Accelerated Vesting/Earnout of Unvested Equity Compensation(1)	Excise Tax Gross-Up(2)	TOTAL
Gregory H. Boyce
“For Cause” Termination	$0	0	0	0	n/a	0
Voluntary Termination(3)	$0	0	0	0	n/a	0
Retirement(4)	$0	0	1,830,536	884,623	n/a	2,715,159
Death or Disability(5)	$0	0	1,830,536	2,049,609	n/a	3,880,145
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$7,553,950	44,315	1,830,536	884,623	n/a	10,313,424
Involuntary Termination Related to a Change in Control	$7,553,950	44,315	1,830,536	884,623	0	10,313,424
Eric Ford
“For Cause” Termination or Voluntary Termination(3)	$0	0	0	0	n/a	0
Death or Disability(5)	$0	0	940,614	2,539,632	n/a	3,480,246
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$3,734,349	0	940,614	2,094,712	n/a	6,769,675
Involuntary Termination Related to a Change in Control	$3,734,349	0	940,614	2,094,712	0	6,769,675
Michael C. Crews
“For Cause” Termination or Voluntary Termination(3)	$0	0	0	0	n/a	0
Death or Disability(5)	$0	0	594,950	1,494,577	n/a	2,089,527
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$2,403,214	42,071	594,950	1,269,403	n/a	4,309,638
Involuntary Termination Related to a Change in Control	$2,403,214	42,071	594,950	1,269,403	0	4,309,638
Charles F. Meintjes
“For Cause” Termination or Voluntary Termination(3)	$0	0	0	0	n/a	0
Death or Disability(5)	$0	0	665,372	500,541	n/a	1,166,013
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$1,002,912	28,642	665,372	424,536	n/a	2,121,462
Involuntary Termination Related to a Change in Control	$1,002,912	28,642	665,372	424,536	0	2,121,462
Sharon D. Fiehler
“For Cause” Termination or Voluntary Termination(3)	$0	0	0	0	n/a	0
Death or Disability(5)	$0	0	548,715	337,495	n/a	886,210
Involuntary Termination “Without Cause” or “For Good Reason”(6)	$2,253,858	28,903	548,715	145,796	n/a	2,977,272
Involuntary Termination Related to a Change in Control	$2,253,858	28,903	548,715	145,796	0	2,977,272

(1)

Reflects the value the named executive officer could realize as a result of the accelerated vesting of any unvested stock option awards, based on the spread between the applicable option exercise price and stock price on the last business day of 2012, $26.61. The value realized is not and would not be our liability.

(2)	Includes excise tax, plus the effect of 35% federal income taxes, 6% state income taxes, and 1.45% FICA-HI taxes on the excise tax.

(3)

For all named executive officers the compensation payable would include accrued but unused vacation. “For Cause” means, for all named executive officers except Mr. Boyce, (1) any material and uncorrected breach by the executive of the terms of his or her employment agreement, including but not limited to engaging in disclosure of secret or confidential information; (2) any willful fraud or dishonesty of the executive involving our property or business; (3) a deliberate or willful refusal or failure to comply with any major corporate policies which are communicated in writing; or (4) the executive’s conviction of, or plea of no contest to any felony if such conviction shall result in imprisonment or, in the case of Mr. Crews and Mr. Meintjes, has a material detrimental effect on our reputation or business. Under Mr. Boyce’s employment agreement, “For Cause” means items (1) through (3) in the foregoing sentence, or (4) his conviction of, or plea of no contest to, any felony if such conviction results in his imprisonment and the act(s) resulting in such conviction and imprisonment would be reasonably expected to result in conviction under U.S., U.K., or Australian law and such conviction is not based solely or primarily on a finding of vicarious liability.

(4)

Mr. Boyce’s compensation payable in the event of retirement would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, and (c) prorated payout of outstanding performance units based on performance to the date of termination.

(5)

For all named executive officers compensation payable upon death or disability would include (a) accrued but unused vacation, (b) earned but unpaid annual incentive for year of termination, (c) 100% payout of outstanding performance units based on actual performance to the date of termination, and (d) the value an executive could realize as a result of the accelerated vesting of any unvested stock option awards, per the terms of the executive’s stock option grant agreement. For 2012, the earned but unpaid annual incentive was equal to 100% of the sum of the non-equity incentive plan and bonus compensation, as shown in the Summary Compensation Table, and payout of performance units reflects the values for the 2012 and 2011 performance units based on actual performance as of December 31, 2012. Amounts do not include life insurance payments in the case of death.

(6)

For all named executive officers except Mr. Boyce, the compensation payable would include (a) severance payments of two times base salary (one times for Mr. Meintjes), (b) a payment equal to two times the average of the actual annual incentives paid in the three prior years (one times for Mr. Meintjes), (c) a payment equal to two times 6% of base salary to compensate for Company contributions the executive otherwise might have received under our retirement plan (two times 9% of base salary for Mr. Ford), (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for two years (18 months for Mr. Meintjes) and (f) prorated payout of outstanding performance units based on performance to the date of termination. Mr. Boyce’s compensation payable would include (a) severance payments of 2.04 times base salary, (b) a payment equal to 2.04 times the average of the actual annual incentives paid in the three prior years, (c) a payment equal to 2.04 times 6% of base salary to compensate for Company contributions he otherwise might have received under our retirement plan, (d) earned but unpaid annual incentive for year of termination, (e) continuation of benefits for 2.04 years, and (f) prorated payout of outstanding performance units based on performance at the end of the performance period.

DIRECTOR COMPENSATION

Compensation of non-employee directors for 2012 was comprised of cash compensation, consisting of annual board and committee retainers and equity compensation. Each of these components is described below in more detail.

Any director who is also our employee receives no additional compensation for serving as a director.

Annual Board and Committee Retainers

In 2012, non-employee directors received an annual cash retainer of $110,000.

The Chairpersons of the Audit Committee and Compensation Committee each received an additional annual $15,000 cash retainer, and the Chairpersons of the Health, Safety and Environmental Committee and the Nominating and Corporate Governance Committee each received an additional annual $10,000 cash retainer.

Non-employee directors may elect to receive their total annual cash retainer in the form of additional deferred stock units (based on the fair market value of our Common Stock on the date of grant). The additional grant of deferred stock units is subject to the same grant timing, vesting and distribution date elections as the annual equity compensation grant described below.

We pay travel and accommodation expenses of our non-employee directors to attend meetings and other corporate functions. Non-employee directors do not receive meeting attendance fees. Non-employee directors may be accompanied by a spouse/partner when traveling on Company business on our aircraft or charter aircraft. Beginning in 2012, non-employee directors also have the opportunity to participate in our charitable contribution matching gifts program at the same level and guidelines afforded to our full-time employees.

Annual Equity Compensation

In 2012, non-employee directors received annual equity compensation valued at $130,000, awarded in deferred stock units (based on the fair market value of our Common Stock on the date of grant). The deferred stock units fully vest on the first anniversary of the date of grant in monthly vesting installments and are converted into shares of our Common Stock on the specified distribution date elected by each non-employee director. In the event of a change in control of the Company (as defined in our Long-Term Equity Incentive Plan), any unvested deferred stock units will vest on an accelerated basis. The deferred stock units also provide for accelerated vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age 75 or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

The total 2012 compensation of our non-employee directors is shown in the following table.

Non-Employee Director Compensation for 2012

Name	Fees Earned or Paid in Cash or DSUs ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
William A. Coley*	125,000	130,000	—	5,801	260,801
William E. James	110,000	130,000	—	5,613	245,613
Robert B. Karn III	110,000	130,000	—	2,696	242,696
M. Frances Keeth	110,000	130,000	—	5,568	245,568
Henry E. Lentz	110,000	130,000	—	5,000	245,000
Robert A. Malone*	120,000	130,000	—	5,939	255,939
William C. Rusnack*	125,000	130,000	—	5,621	260,621
John F. Turner	110,000	130,000	—	5,122	245,122
Sandra Van Trease	110,000	130,000	—	5,570	245,570
Alan H. Washkowitz*	120,000	130,000	—	463	250,463

*	Committee Chair

(1)

Under our compensation program for Directors, annual retainer fees may be taken in the form of deferred stock units. For 2012, Mr. Coley and Mr. Karn elected to receive their annual retainer fees in the form of deferred stock units.

(2)

Amounts in the Stock Awards and Option Awards columns represent the grant date fair value of awards granted in 2012 as computed in accordance with FASB ASC Topic 718. A discussion of the relevant fair value assumptions is set forth in note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We caution that the amount ultimately realized from the deferred stock units will vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales.

(3)

As of December 31, 2012, the aggregate number of unvested deferred stock units for each non-employee director was as follows: Mr. Coley, 12,475; Mr. James, 7,324; Mr. Karn, 11,907; Mrs. Keeth, 7,324; Mr. Lentz, 8,759; Mr. Malone, 7,324; Mr. Rusnack, 7,324; Mr. Turner, 7,324; Ms. Van Trease, 10,677; and Mr. Washkowitz, 7,324.

(4)

As of December 31, 2012, the aggregate number of stock options outstanding for each non-employee director was as follows: Mr. Coley, 7,521; Mr. James, 12,046; Mr. Karn, 12,046; Mrs. Keeth, 0; Mr. Lentz, 7,521; Mr. Malone, 0; Mr. Rusnack, 12,046; Mr. Turner, 7,413; Ms. Van Trease, 7,521; and Mr. Washkowitz, 16,377. Currently, the annual equity compensation for Nonemployee directors does not include the use of stock options.

(5)

Amounts include charitable contributions in our matching gifts program and represent trips where a spouse accompanied the non-employee director on our corporate aircraft for Company business purposes. Represents the aggregate incremental cost to us of use of our corporate aircraft as determined on a per flight basis, including the cost of fuel, landing fees, the cost of in-flight meals, sales tax, crew expenses, the hourly cost of aircraft maintenance for the applicable number of flight hours, and other variable costs specifically incurred.

Under our share ownership requirements for directors, each non-employee director is required to acquire and retain Common Stock having a value equal to at least five times his or her annual cash retainer. Until the specified ownership level is achieved, non-employee directors are required to retain the net after-tax profit shares from restricted stock vesting, deferred stock unit vesting or stock option exercises. Once non-employee directors own shares at the required level they may sell shares in excess of the required level, outside of blackout periods or other such restrictions applying to directors and executive officers.

The following table summarizes the ownership of our Common Stock as of December 31, 2012 by each of our current non-employee directors.

Name(1)	Ownership Requirements, Relative to Annual Retainer(1)(2)	Ownership Relative to Annual Retainer December 31, 2012(1)
William A. Coley	5x	5.8x
William E. James	5x	7.0x
Robert B. Karn III	5x	6.3x
M. Frances Keeth(3)	5x	2.8x
Henry E. Lentz	5x	4.4x
Robert A. Malone(3)	5x	2.1x
William C. Rusnack	5x	5.2x
John F. Turner	5x	3.8x
Sandra Van Trease	5x	7.1x
Alan H. Washkowitz	5x	4.4x

(1)

Includes deferred stock units. Value is calculated based on the closing market price per share of our Common Stock on December 31, 2012, $26.61. The base annual cash retainer for the non-employee directors in 2012 was $110,000.

(2)	Ownership requirements changed from 3X to 5X on January 1, 2011.

(3)	Mrs. Keeth joined the Board in March 2009 and Mr. Malone joined the Board in July 2009.

Non-Employee Director Compensation Changes for 2013

In January, 2013, the Board created the position of Lead Independent Director. The director serving in that role will be paid an annual retainer fee of $25,000, in addition to other fees paid in connection with regular service on the Board or a committee of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Coley, James, Karn and Malone and Mrs. Keeth served on the Compensation Committee during 2012. None of these committee members is a current or former Peabody officer or employee. In addition, none of our executive officers served during 2012 as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

POLICY FOR APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to a written policy adopted by the Board of Directors, the Nominating and Corporate Governance Committee is responsible for reviewing and approving all transactions between us and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities. In reviewing a transaction, the Committee considers the relevant facts and circumstances, including the benefits to us, any impact on director independence and whether the terms are consistent with a transaction available on an arms-length basis. Only those related person transactions that are determined to be in (or not inconsistent with) our best interests and the best interests of our shareholders are permitted to be approved. No member of the Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person. A copy of the policy can be found on our website (www.peabodyenergy.com) by clicking on “Investors,” then “Corporate Governance,” and then “Board of Directors Committee Charters” and is available in print to any shareholder who requests it. Information on our website is not considered part of this Proxy Statement.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 2)

The Board of Directors has, upon the recommendation of the Audit Committee, appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if our shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by shareholders. For additional information regarding our relationship with Ernst & Young LLP, please refer to “Report of the Audit Committee” and “Fees Paid to Independent Registered Public Accounting Firm” on pages 18 and 19.

The Board of Directors recommends that you vote “FOR” Item 2, which ratifies the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

ADVISORY RESOLUTION TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

(ITEM 3)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

At the 2012 Annual Meeting, shareholders were provided the opportunity to cast a similar advisory vote to approve the compensation of our named executive officers, also commonly known as a “say on pay” vote. Our shareholders overwhelmingly approved of our performance-based executive compensation program, with 97% of the votes cast in favor of the resolution. At the 2011 Annual Meeting, shareholders were asked to recommend how often shareholders should be given the opportunity to cast a “say on pay” vote. Over 73% of the votes cast were for the “Every Year” option and this option was later approved by the Board. As a result, we are again providing shareholders the opportunity to vote on an advisory resolution to approve compensation of our named executive officers.

As described in detail under the heading “Compensation Discussion and Analysis,” the objectives of our executive compensation program are to attract, retain and motivate key executives to enhance long-term profitability and create shareholder value. The program is designed with a focus on safety, financial and operating performance while also recognizing the individual and team performance of each named executive officer in achieving our business objectives. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2012 compensation of our named executive officers.

In 2012, the Compensation Committee commissioned a pay-for-performance compensation analysis by its independent compensation consultant to determine whether our executive compensation program is appropriate, aligning to pay-for-performance and linking officer activities and performance with shareholder interests. The analysis indicated that our 2012 executive compensation program aligned well with our compensation philosophy and our performance.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore not binding on us, the Board of Directors or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders and will consider their concerns, if any, and evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote “FOR” Item 3, the approval, on a nonbinding basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 2008 MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN

(ITEM 4)

Our 2008 Management Annual Incentive Compensation Plan (the “Plan”) was approved by our shareholders on May 8, 2008. The purpose of the Plan is to provide our eligible officers with annual performance-based incentive compensation. Additionally, the Plan is intended to focus their interests on, and reward them for the achievement of, the key measures of our success and for increasing shareholder value.

We are asking shareholders to approve the material terms of the performance goals under the Plan in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. This proposal does not seek any amendment of the existing provisions of or performance objectives contained within the Plan. Rather, it is being presented to shareholders solely to address the periodic approval requirements of Section 162(m) described below.

Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to certain covered employees (generally, our named executive officers). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million limitation. The Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the employee as ordinary income and provided that the awards meet the Section 162(m) performance-based compensation requirements. One of these requirements is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our shareholders not less frequently than once every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these terms is discussed below. Shareholder approval of this proposal is intended to constitute reapproval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Shareholder approval is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Plan’s performance goals for shareholder approval should not be viewed as a guarantee that we can deduct all compensation payable under the Plan that is intended to be performance-based. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards under the Plan that do not qualify for tax deductibility under Section 162(m).

Summary of the Plan

Administration.    The Plan is administered by the Compensation Committee, or another committee determined by the Board of Directors (the “Committee”). Each member of the Committee is an “outside director” (as defined in Section 162(m) of the Company. The Committee has broad authority to administer and interpret the Plan.

Eligibility.    Our officers who are subject to Section 16 of the Securities Exchange Act of 1934 and selected by the Committee to be participants are eligible to receive awards under the Plan. In general, such officers include our president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for us. Currently, we have nine such officers. Officers who are selected to be participants in the Plan may be considered to have an interest in the Plan.

Awards.    For each award to a participant under the Plan, the Committee will (1) establish a performance period of up to one year, (2) set forth one or more performance goals for that period and (3) state the maximum amount to be awarded to the participant if the performance goals for the performance period are met. However, the actual amount of the award that will be granted to a participant will be determined by the Committee. The Committee also has discretion under the Plan to reduce (but not increase) the amount of an award. Such reduction may be based on the criteria or factors the Committee establishes. For example, these factors might include our operating income, our revenue, our achievement of non-financial goals or a participant’s individual performance. However, no participant may receive payment of an award for which the maximum payout would exceed $5,000,000 during any calendar year.

The performance goals will be established by the Committee before a performance period begins, or during the performance period as long as no more than 25% of the period has elapsed. In addition, attainment of the performance goal must be substantially uncertain at the time the goal is established. Each performance goal will be based on certain performance measures, which include the following:

•	Earnings before any or all of interest, taxes, depreciation, depletion and/or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Growth or rate of growth in cash flow;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Free cash flow (cash flow provided by operations less capital expenditures)(either in the aggregate on a per-share basis);

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Growth or rate of growth in return measures;

•	Share price (including, but not limited to, growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added;

•	Aggregate product unit and pricing targets;

•

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions;

•	Achievement of business or operational goals such as market share and/or business development;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including, but not limited to, return on assets, investments, equity, or gross sales);

•	Return measures (including but not limited to return on assets, equity, invested capital or sales);

•	Achievement of diversity objectives;

•	Customer satisfaction indicators;

•	Debt ratings, debt leverage and debt service;

•	Safety performance;

•	Business unit and site accomplishments; and/or

•	Dividend payments.

Awards will only be paid after the Committee certifies in writing that the applicable performance goals were met and determines the amount to be awarded to the participant. Each award under the Plan will be paid in a lump sum cash payment, unless the Committee exercises its discretion to pay all or a portion of the award in stock, restricted stock, stock options, or other stock-based or stock-denominated compensation, which will be made in accordance with an equity compensation plan of ours that is in existence at the time of the award payment. Any award that becomes payable under the Plan will be paid in the calendar year immediately following the calendar year in which the performance period ends and no later than March 15 of such immediately following calendar year. Generally, a participant must be employed by us on the award payment date in order to receive an award. If the participant is not employed by us on the award payment date, and if the participant does not have a written agreement with us stating otherwise, the participant will forfeit his or her award.

Plan Modification and Termination

The Board of Directors may modify or terminate the Plan at any time. However, any modification of the Plan that changes the class of employees eligible to participate in the Plan, the performance measures on which performance goals may be based or the maximum amount that may be paid to a participant in a calendar year will not be effective unless approved by our shareholders, unless such approval would not be required to continue to treat awards as “performance-based” under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following summary of some of the federal income tax consequences of awards made under the Plan is based on the laws in effect as of the date of this Proxy Statement. It is general in nature and does not account for numerous circumstances that may apply to a particular participant in the Plan. In addition, the state or local income tax consequences of a Plan award might be different than the federal income tax consequences described below.

If an award under the Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding since the participant will be our employee) at the time the award is paid in an amount equal to the cash or fair market value of its equivalent. For the same award, we will be entitled to a corresponding tax deduction, except for any amounts that are not deductible because of Section 162(m). If the award is paid in a form of stock-based compensation under an equity compensation plan of ours that is in existence at the time of the award payment, the tax consequences will be determined by the particular type of stock-based compensation awarded and the equity plan under which the stock-based award is granted.

Section 162(m) limits the deductibility of certain forms of compensation paid to our CEO and our next three most highly paid officers who are subject to Section 16 of the Securities Exchange Act of 1934. Any compensation we pay to one of these officers that is over $1 million and not performance-based will not be deductible by us on our federal income tax return.

Plan Benefits

The award amounts under the Plan are determined based upon the performance goals and measures selected by the Committee, and are also subject to the Committee’s right to reduce any participant’s award by any amount. Because the Committee exercises discretion in determining the amounts that may become payable to each individual who may be designated to participate in the Plan, the amount of any future benefits that may be allocated to any one individual or group of individuals under the Plan is not presently determinable. The payments made under the Plan for the 2012 fiscal year to the named executive officers are set out in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 43. The aggregate payments made under the Plan for the 2012 fiscal year to all current executive officers as a group were $5,733,846.

Approval

Under Delaware law, approval by the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required for approval of the material terms of the performance measures under the Plan. Under Section 162(m), the material terms of a performance goal are approved by shareholders if, in a separate vote, a majority of the votes cast on the issue are cast in favor of approval.

The Board of Directors recommends that you vote “For” Item 4, to approve the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan.

SHAREHOLDER PROPOSALS AND COMPANY’S STATEMENTS IN OPPOSITION

We expect Items 5 and 6 to be presented by shareholders at the Annual Meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Corporate Secretary at the address or telephone number listed under “ADDITIONAL INFORMATION — Householding of Proxies” on page 67, we will provide information about the sponsors’ shareholdings, as well as the names, addresses, and shareholdings of any co-sponsors.

Shareholder Proposal Regarding Lobbying Activities (Item 5)

This proposal was submitted by the AFL-CIO Reserve Fund (the “AFL-CIO”), 815 Sixteenth Street, N.W., Washington D.C. 20006 as lead proponent of a filing group. The AFL-CIO has advised us that it intends to submit the following proposal at the Annual Meeting. The words “we” and “our” in the Proposal and the Supporting Statement mean the AFL-CIO, not the Company:

Proposal Submitted by the AFL-CIO

Resolved: Shareholders of Peabody Energy Corporation (“Peabody”) urge the Board of Directors (the “Board”) to authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Peabody used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Peabody’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Peabody is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on Peabody’s website.

Supporting Statement Submitted by the AFL-CIO

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying. Corporate lobbying can expose Peabody to risks that could affect the company’s stated goals, objectives, and ultimately shareholder value. Shareholders have a strong interest in full disclosure of our company’s lobbying to assess whether Peabody’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation, both directly and indirectly. We believe such disclosure is in shareholders’ best interests. Absent a system of accountability, company assets could be used for objectives contrary to Peabody’s long-term interests.

According to the Center for Responsive Politics, Peabody spent approximately $4.5 million in 2012 on direct federal lobbying activities. (http://www.opensecrets.org/lobby/clientsum.php? id=D000020856&year=2012). These figures may not include grassroots lobbying to influence legislation by mobilizing public support or opposition and do not include lobbying expenditures to influence legislation or regulation in states that do not require disclosure.

Peabody does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as the company’s membership in the American Legislative Exchange Council (“ALEC”). (http://www.commoncause.org/site/pp.asp?c=dkLNK1 MQiwG&b=8078765). ALEC drafted and encouraged states to adopt “Stand Your Ground” gun legislation, leading many companies to terminate their membership in ALEC. (“Conservative Nonprofit Acts as a Stealth Business Lobbyist,” New York Times, April 21, 2012).

For these reasons, we urge you to vote FOR this resolution.

Statement in Opposition to the Proposal

The Board has carefully considered the AFL-CIO proposal and concluded that it is not in the best interests of Peabody and its shareholders. Our shareholders expressed a similar view at our 2012 Annual Meeting, with 72 percent of the shares voted having been cast against a similar shareholder proposal.

We track proposed legislation and engage with governments around the world to advocate our position on policies that impact our business. We actively lobby the U.S. Congress and state legislatures on a number of important public policy issues such as access to resources, taxes, energy policy, trade, and environmental legislative and regulatory policy. Pursuant to the Lobbying Disclosure Act, we publicly report our federal lobbying expenses on a quarterly basis (including the issues lobbied), which are accessible to the general public on the U.S. Senate’s website at senate.gov. We file similar periodic reports with state agencies reflecting state lobbying activities, which also are publicly available.

From time to time we participate in grassroots lobbying with respect to legislation affecting our business, as well as contribute to organizations that write and endorse model legislation. The Board believes that disclosure of our expenditures relating to these activities is inappropriate as it will likely put us at a competitive disadvantage with those whose policy objectives are contrary to the best interests of our shareholders and Peabody’s long-term value.

We participate in trade associations, including those that engage in legislative activity related to matters affecting energy policy. The portion of our dues paid to trade associations that is used for U.S. federal lobbying is included in the amounts reported in our public Lobbying Disclosure Act filings. Because these associations operate independently of their members and take a wide variety of positions on a number of matters, not all of which we support, detailed disclosure of our contributions to these associations would not provide our shareholders with a greater understanding of our strategies or philosophies about our lobbying expenditures.

Our direct, indirect and grassroots lobbying activities are directed by our executive leadership team, with oversight from the Board. Management reports to the Board’s Nominating and Corporate Governance Committee at least annually with respect to our lobbying expenditures, trade association participation and grassroots lobbying activity. We also make extensive public disclosure of our substantive positions on legislation through a variety of media, including our Annual Report to Shareholders, our annual Corporate and Social Responsibility Report, external websites such as CoalCanDoThat.com, testimony before legislative bodies and many other public presentations.

The Board believes that our current policies and procedures regarding direct, indirect and grassroots lobbying activities, together with the extensive public disclosure about the substance of our efforts, are sufficient to keep shareholders informed about these activities. As a result, the Board has concluded that the proposal is not in the best interests of Peabody and its shareholders.

The Board of Directors recommends that you vote “AGAINST” the AFL-CIO’s proposal.

Shareholder Proposal Regarding an Independent Board Chair (Item 6)

This proposal was submitted by the AFSCME Employees Pension Plan (the “AFSCME Plan”), 1625 L Street, N.W., Washington D.C. 20036. The AFSCME Plan has advised us that it intends to submit the following proposal at the Annual Meeting. The words “we” and “our” in the Proposal and the Supporting Statement mean the AFSCME Plan, not the Company:

Proposal Submitted by the AFSCME Plan

RESOLVED: The shareholders of Peabody Energy Corporation (“Peabody” or the “Company”) request the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement Submitted by the AFSCME Plan

Peabody’s CEO Gregory Boyce also serves as chair of the Company’s board of directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value. As Intel former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, shareholder value is enhanced by an independent board chair who can provide a balance of power between the CEO and the board and support strong board leadership. The primary duty of a board of directors is to oversee the management of a company on behalf of its shareholders. We believe that a CEO who also serves as chair operates under a conflict of interest that can result in excessive management influence on the board and weaken the board’s oversight of management.

An independent board chair has been found in academic studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies with long-tenured CEOs lacked an independent board chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found that, worldwide, companies are now routinely separating the jobs of chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made chair, compared with 48 percent in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent board leadership would be particularly constructive at Peabody, where Gregory Boyce ranked near the bottom (204 out of 206 CEOs) in a 2012 Forbes pay for performance survey (“America’s Best and Worst CEOs,” Forbes, April 4, 2012).

We urge shareholders to vote for this proposal.

Statement in Opposition to the Proposal

The Board has carefully considered the AFSCME Plan proposal and concluded that it is not in the best interests of Peabody and its shareholders.

As noted above under “Board Leadership Structure”, our bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by different individuals. The Board of Directors deliberates and decides, each time it selects a Chief Executive Officer, whether the roles should be combined or separate, based upon our needs at that time. Mr. Boyce has led our Company as Chief Executive Officer since January 2006, and was appointed to the additional role of Chairman in October 2007. The Board believes that Mr. Boyce’s management of our complex operations on a day-to-day basis provides him with first-hand knowledge of the opportunities and challenges facing us, which, together with his qualifications and experience, position him to best lead productive discussions of the Board and help ensure effective risk oversight for the Company. The Board believes that we and our shareholders remain best served by having Mr. Boyce assume the responsibilities of Chairman in addition to his responsibilities as Chief Executive Officer.

Mr. Boyce has been widely recognized for his contributions as our Chairman and Chief Executive Officer. He is the only chief executive officer to be named among the top chief executives for both the energy and mining sectors, garnering recognition from Institutional Investor magazine and the Global Energy Awards. In 2012, Mr. Boyce was named one of America’s Most Valuable CEOs by Chief Executive magazine, ranking 36th among S&P 500 chief executives. During his tenure, Peabody has earned more than 100 major honors for safety, financial and environmental excellence, achieved Coaltrans honors as the world’s leading coal company recognizing three decades of leadership, and was recognized for Commodity Excellence at the 2012 Platts Global Energy Awards.

Our Board leadership structure provides for strong oversight by independent directors. The Board is comprised of Mr. Boyce and ten independent directors. With the exception of the Executive Committee, which is chaired by Mr. Boyce, each of the standing committees of the Board is chaired by an independent director, and the Audit, Compensation, Health, Safety, Security and Environmental and Nominating and Corporate Governance Committees of the Board consist entirely of independent directors.

The Board believes that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management. In addition, the Board believes that the strength of our corporate governance structure is such that the combination of the roles of Chairman and Chief Executive Officer does not in any way limit the Board’s oversight of our Chief Executive Officer. Moreover, the Board’s approach to this issue is consistent with that of most large, publicly traded companies in the United States: only 23 percent of companies in the S&P 500 have an independent chair, according to the Spencer Stuart 2012 Board Index. Given strong independent Board oversight of management and our sound corporate governance practices, the Board does not believe that an arbitrary mandate requiring an independent Chairman is in the best interests of Peabody and its shareholders.

The Board of Directors recommends that you vote “AGAINST” the AFSCME Plan’s proposal.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit a proposal for inclusion in next year’s proxy statement and proxy, we must receive the proposal on or before November 20, 2013, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted in writing to: Corporate Secretary, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101.

Under our by-laws, if you wish to nominate a director or bring other business before the shareholders at the 2014 Annual Meeting without having your proposal included in next year’s proxy statement:

•

You must notify the Corporate Secretary in writing at our principal executive offices between December 30, 2013 and January 29, 2014; however, if we advance the date of the meeting by more than 20 days or delay the date by more than 70 days, from April 29, 2013, then such notice must be received no earlier than 120 days before the date of the annual meeting and not later than the close of business on the 90th day before such date or the 10th day after public disclosure of the meeting is made; and

•

Your notice must contain the specific information required by our by-laws regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters.

You can obtain a copy of our by-laws without charge by writing to the Corporate Secretary at the address shown above or by accessing our website (www.peabodyenergy.com) and clicking on “Investors,” and then “Corporate Governance.” Information on our website is not considered part of this Proxy Statement. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of the rules adopted by the SEC relating to the exercise of discretionary voting authority.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101 or by telephoning (314) 342-3400.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at our website (www.peabodyenergy.com) by clicking on “Investors,” and then “SEC Filings.” Information on our website is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee on page     and the Report of the Compensation Committee on page     shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Costs of Solicitation

We are paying the cost of preparing, printing and mailing these proxy materials. We have engaged Phoenix Advisory Partners to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by our regular employees without additional compensation as well as by employees of Phoenix Advisory Partners. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their voting instructions.

OTHER BUSINESS

The Board of Directors is not aware of any matters requiring shareholder action to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting. Should other matters be properly introduced at the Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

We will provide to any shareholder, without charge and upon written request, a copy (without exhibits unless otherwise requested) of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2012 as filed with the Securities and Exchange Commission. Any such request should be directed to Investor Relations, Peabody Energy Corporation, Peabody Plaza, 701 Market Street, St. Louis, Missouri 63101-1826; telephone (314) 342-3400.

By Order of the Board of Directors,

ALEXANDER C. SCHOCH

Executive Vice President Law, Chief Legal

Officer and Secretary

Appendix A

PEABODY ENERGY CORPORATION

2008 Management Annual Incentive Compensation Plan

1. Purpose. The purpose of the Peabody Energy Corporation 2008 Management Annual Incentive Compensation Plan (the “Plan”) is to provide key employees of Peabody Energy Corporation (the “Company”) and its affiliates with annual performance-based incentive compensation. The Plan is intended to focus the interests of eligible executive officers on, and reward for the achievement of, the key measures of the Company’s success and increasing shareholder value.

2. Compliance with Section 162(m). The benefits payable under the Plan are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) (as defined below). Unless sooner required by Section 9, the material terms of the Plan shall be redisclosed and reapproved every five years by the Company’s shareholders in a separate vote. If applicable laws change to permit Committee (as defined below) discretion to alter the governing performance measures without conditioning deductibility on obtaining shareholder approval (or reapproval) of any changes, the Committee shall have sole discretion to make changes without obtaining shareholder approval or reapproval.

3. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an annual incentive compensation award under the Plan as determined by the Committee, payment of which (a) is contingent and based upon the attainment of the applicable Performance Goal for a Performance Period, and (b) may be reduced in accordance with Section 5(c).

“Board” shall mean the Board of Directors of the Company.

“Committee” shall have the meaning ascribed to such term in Section 8.

“Participant” shall mean an officer of the Company or of an affiliate of the Company who satisfies the requirements, and is selected to participate in, the Plan in accordance with Section 4.

“Performance Measure” has the meaning ascribed to such term in Section 5(a).

“Performance Goal” means the pre-established performance goal or goals established by the Committee for each Performance Period in accordance with Section 5(a), which shall be based upon one or more of the Performance Measures selected by the Committee.

“Performance Period” shall mean any period of up to one year designated as a performance period by the Committee.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, and any regulations, revenue ruling or other guidance promulgated and in effect thereunder.

4. Eligibility. The Participants in the Plan for any Performance Period shall be limited to officers of the Company or of an affiliate who are (a) subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (b) designated by the Committee, individually or by class, to be Participants for such Performance Period.

5. Awards.

(a) Setting the Performance Goal. The Committee shall establish the Performance Goal for each Performance Period which, if achieved, shall determine the maximum amount, subject to Section 5(f), payable pursuant to an Award.

(i) The Performance Goal may be based upon the performance of the Company or any related affiliate, of a division thereof, or of an individual Participant.

(ii) The Performance Goal shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goal pertains (and in the case of a Performance Period of less than one year, no later than the date 25% of the Performance Period has elapsed) and while the attainment of the Performance Goal is substantially uncertain.

(iii) The levels of performance required to achieve such Performance Goal may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. The Performance Goal may be set as a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index.

(iv) The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each Performance Goal for purposes of determining the maximum amount payable with respect to any such Award.

(b) Performance Measures.

(i) The Performance Goal shall be based upon one or more of the following (each a “Performance Measure”), which may be applied on a pre-tax or post-tax basis:

•	Earnings before any or all of interest, taxes, depreciation, depletion and/or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Growth or rate of growth in cash flow;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Free cash flow (cash flow provided by operations less capital expenditures) (either in the aggregate on a per-share basis);

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Growth or rate of growth in return measures;

•	Share price (including but not limited to growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added;

•	Aggregate product unit and pricing targets;

•

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions;

•	Achievement of business or operational goals such as market share and/or business development;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including but not limited to return on assets, investments, equity, or gross sales);

•	Return measures (including but not limited to return on assets, equity, invested capital or sales);

•	Achievement of diversity objectives;

•	Customer satisfaction indicators;

•	Debt ratings, debt leverage and debt service;

•	Safety performance;

•	Business unit and site accomplishments;

•	Dividend payments; and/or

(ii) Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more affiliates; and may apply either alone or relative to the performance of other departments, units, divisions, functions, businesses or individuals (including industry or general market indices). Performance Measures and Performance Goals may differ for Awards to different Participants.

(c) Discretionary Adjustment. The Committee may not increase the amount payable under an Award for a Performance Period pursuant to Section 5(a), but retains the discretionary authority to reduce the amount payable under an Award. In making its determination whether to exercise such discretionary authority to reduce the amount of an Award, the Committee may establish other criteria and consider other factors, including, but not limited to, Company, affiliate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations, assessments of individual performance, and any other subjective or objective goals which the Committee deems appropriate.

(d) Adjustments. With respect to any Performance Goal, the Committee may at the time it establishes such Performance Goal, include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(e) Certification of Performance Goal. The payment of an Award shall be subject to the achievement of the Performance Goal for the applicable Performance Period, as certified by the Committee in writing following the completion of the Performance Period.

(f) Maximum Award. No Participant may receive payment of an Award for which the maximum payout would exceed $5,000,000 during any calendar year.

6. Form of Payment. An Award shall be paid in the form of cash, in a single lump sum payment; provided, however, that the Committee may determine in its discretion that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock-denominated compensation, which shall be issued pursuant to an equity compensation plan of the Company in existence at the time of such payment.

7. Time of Payment. An Award payable to a Participant for a Performance Period shall be paid in the calendar year immediately following the calendar year in which the Performance Period ends (“Payment Date”), but no later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends; provided, that except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, that the Participant is employed by the Company on the Payment Date. Except to the extent expressly otherwise required by a written agreement by and between the Participant and the Company, if a Participant is not employed with the Company on the Payment Date, such Award shall be forfeited.

8. Plan Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board or such other committee, determined by the Board, which shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Section 162(m) (the “Committee”).

(b) Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(i) to determine when, to whom and in what amounts Awards should be granted;

(ii) to determine the terms and conditions applicable to each Award;

(iii) to determine the benefit payable under any Award and to determine whether any Performance Goals or Performance Measures have been satisfied;

(iv) to determine the Performance Period, as applicable;

(v) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vi) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and award agreement or any other instrument entered into or relating to an Award under the Plan; and

(vii) to take any other action with respect to any matters relating to the Plan and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its affiliates, any Participant, any person claiming any rights under the Plan from or through any Participant, and shareholders of the Company, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. All determinations of the Committee shall be made by a majority of its members.

(c) The Committee may delegate its authority under the Plan to an officer of the Company as it deems appropriate, except to the extent prohibited by applicable law or that it would cause an Award under the Plan to fail to be treated as “performance-based compensation” within the meaning of Section 162(m).

(d) The Plan shall be governed by the laws of the State of Delaware (without regard to its conflict of laws principles) and applicable federal law.

9. Modification or Termination of Plan. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine, without the approval of the shareholders of the Company. Notwithstanding the foregoing, any amendment to the Plan that changes the eligible employees specified in Section 4, the Performance Measures specified in Section 5(b), or the maximum award limitations in Section 5(f), shall not be effective unless (i) such amendment is approved by shareholders (as provided in Section 2 or as otherwise required pursuant to Section 162(m)), or (ii) such approval would not be required to continue to treat Awards as “performance-based compensation” pursuant to Section 162(m).

10. Effective Date. The Plan shall be effective as of the date the Board approves the Plan, subject to shareholder approval of the Plan at the Company’s annual shareholder meeting in May 2008.

11. Withholding Taxes. The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

12. Miscellaneous.

(a) No Uniformity.    No person shall have any claim to an Award under the Plan, and there is no obligation of uniformity of treatment of Participants under the Plan.

(b) Non-transferability.    Awards under the Plan may not be assigned, alienated, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved.

(c) No Guarantee of Employment.    The establishment of a Performance Goal or the granting of an Award under the Plan shall impose no obligation on the Company or any affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or an Affiliate’s right to terminate the employment of such Participant.

(d) Successors and Assigns.    The Plan and all obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor or assign of the Company, including, without limitation, a successor or assign resulting from a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors,

(e) Entire Agreement.    The Plan and each document evidencing an Award constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award document, the terms and conditions of the Plan shall control.

(f) Unfunded Plan.    It is intended that the Plan be an “unfunded” plan for incentive and deferred compensation. The Committee may, in its discretion, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments, provided that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan and the rights of any Participant or other person hereunder shall be no greater than the rights of any unsecured general creditor of the Company.

(g) Non-Exclusivity of Plan.    Nothing contained in the Plan shall prevent the Company or any affiliate from adopting other or additional compensation arrangements for its employees.

(h) Severability.    If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(i) Headings.    The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

PEABODY ENERGY CORPORATION ANNUAL MEETING OF SHAREHOLDERS

Monday, April 29, 2013, 4:00 P.M., Gillette College, Gillette, Wyoming 82718

If you plan to attend the 2013 Annual Meeting of Shareholders of Peabody Energy Corporation, please detach this Admission Card and bring it with you to the meeting, together with a valid government-issued photo identification such as a driver’s license or passport. This card will provide evidence of your ownership and enable you to attend the meeting. Attendance will be limited to those persons who owned Peabody Energy Corporation Common Stock as of March 11, 2013, the record date for the Annual Meeting. When you arrive at the Annual Meeting site, please fill in your complete name in the space provided below and submit this card and your valid government-issued photo identification to one of the attendants at the registration desk.

If you do not bring this Admission Card and your shares are registered in your own name, you will need to present a valid government-issued photo identification at the registration desk. If your shares are registered in the name of your bank or broker, you will be required to submit other satisfactory evidence of ownership (such as a copy of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from your bank or broker confirming beneficial ownership of our Common Stock on the record date of March 11, 2013) and a valid government-issued photo identification before being admitted to the meeting.

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PROXY

PEABODY ENERGY CORPORATION

Proxy/Voting Instruction Card for Annual Meeting of Shareholders to be held on April 29, 2013

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Alan M. Washkowitz, Alexander C. Schoch and Kenneth L. Wagner, or any of them, with power of substitution to each, proxies to represent the undersigned and to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Peabody Energy Corporation (Peabody) to be held on April 29, 2013 at Gillette College, Gillette, Wyoming at 4:00 P.M., and at any adjournments or postponements thereof.

If the undersigned is a participant in the Peabody Investments Corp. Employee Retirement Account or other 401(k) plans sponsored by Peabody or its subsidiaries, this proxy/voting instruction card also provides voting instructions to the trustee of such plans to vote at the Annual Meeting, and any adjournments thereof, as specified on the reverse side hereof. If the undersigned is a participant in one of these plans and fails to provide voting instructions, the trustee will vote the undersigned’s plan account shares (and any shares not allocated to individual participant accounts) in proportion to the votes cast by other participants in that plan.

The shares represented by this proxy/voting instruction card will be voted in the manner indicated by the shareholder. In the absence of such indication, such shares will be voted FOR the election of all the director nominees listed in Item 1, or any other person selected by the Board if any nominee is unable to serve, FOR ratification of the appointment of Ernst & Young LLP as Peabody’s independent registered public accounting firm for 2013 (Item 2), FOR the advisory resolution to approve named executive officer compensation (Item 3), FOR approval of the material terms of the performance goals under our 2008 Management Annual Incentive Compensation Plan (Item 4) and AGAINST the shareholder proposals (Items 5 and 6). The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

IMPORTANT – This proxy/voting instruction card must be signed and dated on the reverse side.

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

PEABODY ENERGY CORPORATION

April 29, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	21003030303030001000 0		042913
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:			The Board recommends a vote FOR Items 2, 3 and 4 and a vote AGAINST Items 5 and 6.

				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES

NOMINEES:

O     Gregory H. Boyce

O      William A. Coley

O      William E. James

O      Robert B. Karn III

O      Henry E. Lentz

O      Robert A. Malone

O      William C. Rusnack

O      John F. Turner

O      Sandra A. Van Trease

O      Alan H. Washkowitz

2.   Ratification of appointment of Independent Registered Public Accounting Firm.

3.   Advisory resolution to approve named executive officer compensation.

4.   Approval of the material terms of the performance goals under our 2008 Management Annual incentive Compensation Plan.

5.   Shareholder proposal regarding lobbying activities.

6.   Shareholder proposal regarding an independent board chair.

				☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐	☐ AGAINST ☐ AGAINST ☐ AGAINST ☐ AGAINST ☐	☐ ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instruction below)
If you vote over the Internet or by telephone, please do not mail your card.
RECOMMENDATION: The Board recommends voting “For” all Nominees.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF SHAREHOLDERS OF

PEABODY ENERGY CORPORATION

April 29, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25749
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	21003030303030001000	0		042913
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: The undersigned hereby GRANTS authority to elect the following nominees:				The Board recommends a vote FOR Items 2, 3 and 4 and a vote AGAINST Items 5 and 6.

		NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O Gregory H. Boyce O William A. Coley O William E. James O Robert B. Karn III O Henry E. Lentz O Robert A. Malone O William C. Rusnack O John F. Turner O Sandra A. Van Trease O Alan H. Washkowitz

2.   Ratification of appointment of Independent Registered Public Accounting Firm.

3.   Advisory resolution to approve named executive officer compensation.

4.   Approval of the material terms of the performance goals under our 2008 Management Annual incentive Compensation Plan.

5.   Shareholder proposal regarding lobbying activities.

6.   Shareholder proposal regarding an independent board chair.

					☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐	☐ AGAINST ☐ AGAINST ☐ AGAINST ☐ AGAINST ☐	☐ ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐ ABSTAIN ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
If you vote over the Internet or by telephone, please do not mail your card.
RECOMMENDATION: The Board recommends voting “For” all Nominees.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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